Earnings Press Release and Supplemental Information

4Q 2013

ALEXANDRIA®

PROPRIETARY MATERIALS | © 2014 ALEXANDRIA REAL ESTATE EQUITIES, INC.

WWW.ARE.COM

Earnings Press Release and Supplemental Information

Conference Call Information:

Tuesday, February 4, 2014
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (877) 440-5807 or (719) 325-4940
Confirmation Code: 6656527

AAA
Cluster Locations

Class A
Laboratory/Office
Assets

Unparalleled
Real Estate Expertise &
Life Science Experience

— High-Quality & Diverse Client Tenant Base —
51%
of Total Annualized Base Rent is from
Investment-Grade Client Tenants

Consistent Operating
Performance in Both
Up & Down Cycles

Solid & Flexible
Capital Structure to
Enable Growth

ALEXANDRIA REAL ESTATE EQUITIES, INC. | ALL RIGHTS RESERVED © 2014

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 5 of the earnings release for further information.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	i

Contact:	Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693
Alexandria Real Estate Equities, Inc.
Reports

Fourth Quarter and Year Ended December 31, 2013
Financial and Operating Results

EPS – Diluted of $0.51 for 4Q13
FFO Per Share – Diluted, as Adjusted, of $1.16 for 4Q13
Total Revenues of $168.8 Million for 4Q13
NOI of $118.9 Million for 4Q13
Strong Demand in Key Cluster Submarkets Drives Record Leasing Activity

PASADENA, CA. – February 3, 2014 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the fourth quarter and year ended December 31, 2013.

“We are very pleased to announce our fourth quarter and year ended December 31, 2013, financial and operating results. Our per share results for the fourth quarter and year ended December 31, 2013, reflected 1) the strength of our core operations, 2) completion of significant high value Class A development projects in AAA locations in urban science and technology cluster markets, and 3) the completion of many significant and important improvements in our long-term capital structure. Monetization of significant non-income-producing land parcels (Alexandria Center™ for Science and Technology located in Mission Bay, Alexandria Center™ at Kendall Square located in Cambridge, and Alexandria Center™ for Life Science located in New York City) through lease-up and development, and through selective sales has generated significant long-term asset value. In 2012 and 2013, we sold certain non-strategic income-producing assets and land for approximately $275 million. Proceeds from these sales, including the $55 million from the sale of a land parcel in late 2013, were invested into high value/low cap rate Class A development projects with an estimated value of approximately $450 million, representing an increase of almost $175 million above the value of the properties sold. We are also pleased with the successful execution of our second 10-year unsecured bond offering in early 2013 at a rate of 3.90%. The capital generated from the sales of properties and issuance of long-term debt and common stock resulted in short-term per share dilution, improved our long-term capital structure and funded our Class A developments, among others, at Alexandria Center™ at Kendall Square located in Cambridge. We are optimistic about our ability to deliver solid and stable per share earnings growth and continue to increase long-term asset value in 2014 and beyond,” said Joel S. Marcus, Chief Executive Officer, and Founder of Alexandria Real Estate Equities, Inc.

Results

•	Net income attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted:

•	$36.2 million, or $0.51 per share, for 4Q13 compared to $21.0 million, or $0.33 per share, for 4Q12

•	$108.8 million, or $1.60 per share, for YE 2013 compared to $67.6 million, or $1.09 per share, for YE 2012

•	Funds from operations (“FFO”) attributable to Alexandria’s common stockholders – diluted, as adjusted:

•	$82.5 million, or $1.16 per share, for 4Q13 compared to $72.9 million, or $1.16 per share, for 4Q12

•	$299.1 million, or $4.40 per share, for YE 2013 compared to $272.1 million, or $4.38 per share, for YE 2012

Core operating metrics

•	Total revenues:

•	$168.8 million for 4Q13, up 11.6%, compared to $151.3 million for 4Q12

•	$631.2 million for YE 2013, up 9.9%, compared to $574.5 million for YE 2012

•	Net operating income (“NOI”):

•	$118.9 million for 4Q13, up 13.1%, compared to $105.1 million for 4Q12

•	$442.1 million for YE 2013, up 10.0%, compared to $401.7 million for YE 2012

•	Same property NOI performance:

•	4.6% and 1.4% increases on a cash and GAAP basis, respectively, for 4Q13 compared to 4Q12

•	5.4% and 1.8% increases on a cash and GAAP basis, respectively, for YE 2013 compared to YE 2012

•	Leasing activity at record levels for 4Q13:

•	Executed 64 leases for 1,344,687 rentable square feet (“RSF”), including 218,986 RSF of development and redevelopment space

•	Rental rate increases of 2.6% and 18.2% on a cash and GAAP basis, respectively, on renewed/re-leased space

•	Leasing activity at record levels for YE 2013:

•	Executed 212 leases for 3,645,056 RSF, including 1,174,306 RSF of development and redevelopment space

•	Rental rate increases of 4.0% and 16.2% on a cash and GAAP basis, respectively, on renewed/re-leased space

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Fourth Quarter and Year Ended December 31, 2013
Financial and Operating Results

•	Occupancy for properties in North America, as of December 31, 2013:

•	390 basis points (“bps”) increase in overall occupancy of operating and redevelopment properties from YE 2012 to YE 2013

•	95.9% for operating properties and 95.5% for operating and redevelopment properties, up 90 bps and 100 bps, respectively, compared to September 30, 2013

•	Operating margins steady at 70% for 4Q13 and YE 2013

•	51% of total annualized base rent (“ABR”) from investment-grade client tenants

•	Key leasing in 4Q13:

•	Quest Diagnostics Incorporated extended their lease for 248,186 RSF at 14225 Newbrook Drive in the Maryland market

•	The United States Government (NIH) extended their leases for 114,255 RSF at 9800 Medical Center Drive and 5 Research Court in the Maryland market

•	Tandem Diabetes Care, Inc. extended their leases for 66,442 RSF at 11025, 11035, and 11045 Roselle Street, and leased an additional 41,163 RSF at 11065 and 11075 Roselle Street in the San Diego market

•	Google Inc. leased 63,430 RSF at 2400/2450 Bayshore Parkway in the San Francisco Bay Area market

•	Medivation, Inc. leased 51,632 RSF at 499 Illinois Street in the San Francisco Bay Area market

Other key 2013 highlights

•	Highest quarter and year of leasing activity in the Company’s history

•	$612 million decrease in bank facility debt

•	9.1% average cash yields (estimate) for developments commenced in 2013

•	600 bps decrease in non-income-producing assets as a percentage of gross investments in real estate from YE 2012 to YE 2013

•	Seven new LEED Gold certifications

Value-creation projects and external growth

Value-creation development and redevelopment projects delivered in 4Q13

•	In December 2013, we delivered a significant portion of the second building of our flagship Alexandria CenterTM for Life Science in Manhattan at 430 East 29th Street:

•	Delivered 189,011 RSF to high-quality tenants, including Roche and New York University

•	The estimated initial stabilized cash and GAAP yields for the development project are 6.6% and 6.5%, respectively, and the estimated average cash yield is 7.1%

•	In October 2013, we delivered our redevelopment project at 4757 Nexus Center Drive in the University Town Center submarket of San Diego:

•	Delivered 57,198 RSF, or 82%, of this project to Genomatica, Inc. The tenant will take occupancy of the remaining 12,475 RSF in 18 to 24 months

•	The estimated initial stabilized cash and GAAP yields for the entire redevelopment project are 8.1% and 8.0%, respectively, and the estimated average cash yield is 8.7%

Acquisitions

On November 12, 2013, we acquired three adjacent buildings aggregating 55,213 RSF at 11055, 11065, and 11075 Roselle Street in the Sorrento Valley submarket of San Diego for a total purchase price of $8.3 million. The buildings are currently undergoing redevelopment and we pre-leased 75% of the space to Tandem Diabetes Care, Inc. The estimated initial stabilized yields for this project are 7.8% and 7.9%, on a cash and GAAP basis, respectively. The estimated average cash yield for the project is 8.0%.

On November 27, 2013, we acquired 150 Second Street, a 123,210 RSF, newly developed Class A property in the Cambridge submarket of Greater Boston for a total purchase price of $94.5 million. The building is 85% leased to two publicly traded life science companies. The estimated initial stabilized yields for this property are 7.3% and 7.5%, on a cash and GAAP basis, respectively. The estimated average cash yield for the project is 8.2%.

In 4Q13 we recognized $1.4 million of expenses in connection with several acquisitions, including costs for deals we ultimately did not acquire. The acquisitions completed in November 2013 and January 2014 were for an aggregate purchase price of $166.8 million. See subsequent events for additional information. The acquisition-related expenses have been classified in general and administrative expenses.

Dispositions

On December 19, 2013, we completed the sale of our final land parcel in the Mission Bay submarket of the San Francisco Bay Area at 1600 Owens Street, along with certain parking spaces, for an aggregate sales price of $55.2 million and a gain of $4.1 million. Ownership of the parcel was strategically important to Kaiser Foundation Health Plan, Inc. and we will earn a fee to manage the construction of a 219,000 RSF medical office building.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Fourth Quarter and Year Ended December 31, 2013
Financial and Operating Results

Balance sheet

•
Liquidity of $1.65 billion, consisting of $1.30 billion available under our unsecured senior line of credit, $295.4 million available under our construction loan commitments, and $57.7 million in cash and cash equivalents as of December 31, 2013

•	Net debt to adjusted EBITDA of 6.6x for 4Q13 (annualized)

•	Fixed charge coverage ratio of 3.2x for 4Q13 (annualized)

•	Executed additional interest rate swap agreements to provide a minimum of hedged variable-rate debt of $750 million in 2014 and $500 million in each of 2015 and 2016.

•
Non-income-producing assets (CIP and land) at 17% of gross investments in real estate as of YE 2013, down from 23% as of YE 2012, due to deliveries of development and redevelopment projects and completed land sales

•	Extended the maturity date of a $76.0 million secured note payable from April 20, 2014, to January 20, 2017

LEED certifications

During 2013, we obtained LEED Gold Certifications at seven projects. As of December 31, 2013, our asset base had 25 LEED Certified projects, including two LEED Platinum projects, 16 LEED Gold projects, and seven LEED Silver projects. Upon completion of an additional 21 in-process certifications, 50% of the total RSF (continuing operations) will be LEED Certified.

Subsequent events

Acquisition of 3545 Cray Court

On January 30, 2014, we acquired 3545 Cray Court, a 116,556 RSF laboratory/office property located in the Torrey Pines submarket of San Diego, for a total purchase price of $64.0 million. The property is currently 100% occupied by The Scripps Research Institute. The estimated initial stabilized yields for this property are 7.0% and 7.2%, on a cash and GAAP basis, respectively. In connection with the acquisition, we assumed a $40.7 million non-recourse secured note payable with a contractual interest rate of 4.66% and a maturity date of January 2023.

Repayment of secured note payable

On January 31, 2014, we repaid our $208.7 million secured note payable related to Alexandria Technology Square®. Our joint venture partner funded $20.9 million of the proceeds required to repay the secured note payable.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Guidance

Based on our current view of existing market conditions and other assumptions, we have updated guidance for earnings per share – diluted and FFO per share – diluted, both amounts attributable to Alexandria’s common stockholders for the year ended December 31, 2014.  The table below provides a reconciliation of FFO per share – diluted, a non-GAAP measure, from earnings per share – diluted, the most directly comparable GAAP measure, as well as other key assumptions included in our guidance for the year ended December 31, 2014. We expect that our principal liquidity needs for the year ended December 31, 2014, will be satisfied by the following multiple sources of capital as shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations. The key assumptions behind the sources and uses of capital are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, and lease renewals.  Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I and the “Risk Factors” section under Item 1A of our annual report on Form 10-K for the year ended December 31, 2012, in our subsequent quarterly reports on Form 10-Q, and in our subsequent annual report on Form 10-K for the year ended December 31, 2013.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

2014 Guidance
EPS and FFO Per Share	Low – High
Earnings per share attributable to Alexandria’s common stockholders – diluted	$1.75 – $1.95
Add back: depreciation and amortization	2.87
Other	(0.02)
FFO per share attributable to Alexandria’s common stockholders – diluted	$4.60 – $4.80

Sources and Uses of Capital (In thousands)	Low	High	Key Assumptions (Dollars in thousands)	Low	High
Sources of capital:			Occupancy percentage for operating properties at December 31, 2014:

Unsecured senior notes payable	$350,000	$450,000
			North America	96.5%	97.0%
Secured loan additions (construction loans and assumed debt) (1)	100,000	223,000

Secured notes payable repayments (2)	(210,000)	(210,000)	Rental rate steps on lease renewals and re-leasing of space:

Activity on our unsecured senior line of credit and senior unsecured term loan	80,000	(53,000)
			Cash basis	3%	5%

Net sources of debt capital	320,000	410,000	GAAP basis	8%	11%

Net cash provided by operating activities after dividends	100,000	120,000

			Same property NOI growth:
Land sales/strategic joint venture capital	145,000	245,000
			Cash basis	4%	6%
Total sources of capital	$565,000	$775,000
			GAAP basis	2%	4%

Uses of capital:
			Straight-line rents	$42,000	$47,000
Construction	$565,000	$625,000
			General and administrative expenses	$48,000	$52,000
Acquisitions	—	150,000
			Capitalization of interest	$35,000	$45,000
Total uses of capital	$565,000	$775,000
			Interest expense, net	$77,000	$93,000

(1)	Includes the assumption of a non-recourse secured note payable of $40.7 million in connection with the acquisition of a property in January 2014.

(2)
Represents the principal amortization payments on all of our secured notes payable, including one secured note payable related to Alexandria Technology Square® which was repaid on January 31, 2014. This amount excludes $20.9 million that was funded by our 10% joint venture partner.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Earnings Call Information

We will host a conference call on Tuesday, February 4, 2014, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the fourth quarter and year ended December 31, 2013. To participate in this conference call, dial 877-440-5807 or 719-325-4940 and confirmation code 6656527, shortly before 3:00 p.m. ET/12:00 p.m. noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, February 4, 2014. The replay number is 888-203-1112 or 719-457-0820 and the confirmation code is 6656527.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2013, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2013q4.pdf.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), a self-administered and self-managed real estate investment trust (“REIT”), is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry. As of December 31, 2013, Alexandria's asset base consisted of 30.9 million RSF, including 17.5 million RSF of operating and current value-creation development/redevelopment assets, as well as an additional 13.4 million RSF in future ground-up development projects. Founded by Jerry M. Sudarsky and Joel S. Marcus in 1994, Alexandria pioneered the laboratory/office niche and has become the leading life science real estate brand and dominant market presence in the top life science clusters, including Greater Boston, the San Francisco Bay Area, San Diego, Greater New York City, Maryland, Seattle, and Research Triangle Park. Alexandria manages its properties through fully integrated regional and life science teams with unparalleled real estate and life science expertise. As the Landlord of Choice to the Life Science Industry®, Alexandria is known for its high-quality and diverse client tenant base, which includes renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies. Alexandria has a proven and superior track record developing Class A laboratory/office assets focused primarily in key urban science center campus locations in AAA cluster locations adjacent to leading academic medical research centers, offering highly creative amenities that drive client tenant productivity and foster innovation, and gathering its longstanding and expansive network in the life science community. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2014 earnings per share attributable to Alexandria’s common stockholders – diluted, 2014 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital for the year ended December 31, 2014. You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “anticipates,” or “projects,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on, or non-renewal of, leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of February 3, 2014, the date this document was first made available on our website, and we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	5

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended					Year Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Revenues:
Rental	$125,693	$116,052	$114,493	$111,526	$111,798	$467,764	$422,793
Tenant recoveries	39,970	38,691	35,869	35,565	35,671	150,095	133,280
Other income	3,160	3,572	3,568	2,992	3,785	13,292	18,424
Total revenues	168,823	158,315	153,930	150,083	151,254	631,151	574,497

Expenses:
Rental operations	49,892	47,684	46,277	45,186	46,132	189,039	172,756
General and administrative	12,751	11,666	12,455	11,648	12,633	48,520	47,747
Interest	17,783	16,171	15,978	18,020	17,941	67,952	69,184
Depreciation and amortization	48,084	48,866	46,344	45,829	47,280	189,123	185,687
Impairment of land parcel	—	—	—	—	2,050	—	2,050
Loss on early extinguishment of debt	—	1,432	560	—	—	1,992	2,225
Total expenses	128,510	125,819	121,614	120,683	126,036	496,626	479,649

Income from continuing operations	40,313	32,496	32,316	29,400	25,218	134,525	94,848
(Loss) income from discontinued operations:
(Loss) income from discontinued operations before impairment of real estate	(143)	(43)	249	837	5,190	900	20,216
Impairment of real estate	—	—	—	—	(1,601)	—	(11,400)
(Loss) income from discontinued operations, net	(143)	(43)	249	837	3,589	900	8,816

Gain on sale of land parcel	4,052	—	772	—	—	4,824	1,864
Net income	44,222	32,453	33,337	30,237	28,807	140,249	105,528
Net income attributable to noncontrolling interests	1,110	960	980	982	1,012	4,032	3,402
Dividends on preferred stock	6,471	6,472	6,471	6,471	6,471	25,885	27,328
Preferred stock redemption charge	—	—	—	—	—	—	5,978
Net income attributable to unvested restricted stock awards	394	442	403	342	324	1,581	1,190
Net income attributable to Alexandria’s common stockholders	$36,247	$24,579	$25,483	$22,442	$21,000	$108,751	$67,630

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.51	$0.35	$0.38	$0.35	$0.27	$1.59	$0.95
Discontinued operations, net	—	—	—	0.01	0.06	0.01	0.14
Earnings per share – basic and diluted	$0.51	$0.35	$0.38	$0.36	$0.33	$1.60	$1.09

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders:
– Basic	71,000	70,900	66,973	63,161	63,092	68,038	62,160
– Diluted	71,000	70,900	66,973	63,161	63,092	68,038	62,160

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	6

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
Assets
Investments in real estate, net	$6,776,914	$6,613,761	$6,453,379	$6,375,182	$6,424,578
Cash and cash equivalents	57,696	53,839	302,205	87,001	140,971
Restricted cash	27,709	30,654	30,914	30,008	39,947
Tenant receivables	9,918	8,671	7,577	9,261	8,449
Deferred rent	190,425	182,909	177,507	170,100	170,396
Deferred leasing and financing costs, net	192,658	179,805	164,362	159,872	160,048
Investments	140,288	129,163	122,605	123,543	115,048
Other assets	134,156	159,567	120,740	135,952	90,679
Total assets	$7,529,764	$7,358,369	$7,379,289	$7,090,919	$7,150,116

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$708,831	$708,653	$711,029	$730,714	$716,144
Unsecured senior notes payable	1,048,230	1,048,190	1,048,395	549,816	549,805
Unsecured senior line of credit	204,000	14,000	—	554,000	566,000
Unsecured senior bank term loans	1,100,000	1,100,000	1,200,000	1,350,000	1,350,000
Accounts payable, accrued expenses, and tenant security deposits	435,342	452,139	368,249	367,153	423,708
Dividends payable	54,420	54,413	52,141	43,955	41,401
Total liabilities	3,550,823	3,377,395	3,379,814	3,595,638	3,647,058

Commitments and contingencies

Redeemable noncontrolling interests	14,444	14,475	14,505	14,534	14,564

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Series E cumulative redeemable preferred stock	130,000	130,000	130,000	130,000	130,000
Common stock	712	711	710	633	632
Additional paid-in capital	3,572,281	3,578,343	3,596,477	3,075,860	3,086,052
Accumulated other comprehensive loss	(36,204)	(40,026)	(39,565)	(22,890)	(24,833)
Alexandria’s stockholders’ equity	3,916,789	3,919,028	3,937,622	3,433,603	3,441,851
Noncontrolling interests	47,708	47,471	47,348	47,144	46,643
Total equity	3,964,497	3,966,499	3,984,970	3,480,747	3,488,494
Total liabilities, noncontrolling interests, and equity	$7,529,764	$7,358,369	$7,379,289	$7,090,919	$7,150,116

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	7

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Funds From Operations and Adjusted Funds From Operations
(In thousands, except per share amounts)
(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO attributable to Alexandria’s common stockholders – diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria’s common stockholders – diluted. For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information.

	Three Months Ended						Year Ended
	12/31/13		9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Net income attributable to Alexandria’s common stockholders – basic	$36,247		$24,579	$25,483	$22,442	$21,000	$108,751	$67,630
Depreciation and amortization	48,101		49,102	46,580	46,995	48,072	190,778	192,005
(Gain) loss on sale of real estate	—		—	(219)	340	—	121	(1,564)
Impairment of real estate	—		—	—	—	1,601	—	11,400
Gain on sale of land parcel	(4,052)		—	(772)	—	—	(4,824)	(1,864)
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	1,504		1,402	1,383	1,324	1,336	5,613	4,592
FFO	(1,582)		(1,494)	(1,437)	(1,064)	(1,109)	(5,577)	(4,561)
FFO attributable to Alexandria’s common stockholders – basic	80,218		73,589	71,018	70,037	70,900	294,862	267,638
Assumed conversion of 8.00% unsecured senior convertible notes	—		5	5	5	5	15	21
FFO attributable to Alexandria’s common stockholders – diluted	80,218		73,594	71,023	70,042	70,905	294,877	267,659
Realized gain on equity investment primarily related to one non-tenant life science entity	—		—	—	—	—	—	(5,811)
Impairment of land parcel	—		—	—	—	2,050	—	2,050
Impairment of investments	853	(1)	—	—	—	—	853	—
Acquisition-related expenses	1,446	(2)	—	—	—	—	1,446	—
Loss on early extinguishment of debt	—		1,432	560	—	—	1,992	2,225
Preferred stock redemption charge	—		—	—	—	—	—	5,978
Allocation to unvested restricted stock awards	(12)		(11)	(12)	—	(19)	(35)	(39)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	82,505		75,015	71,571	70,042	72,936	299,133	272,062
Non-revenue-enhancing capital expenditures:
Maintenance building improvements	(1,047)		(1,481)	(337)	(596)	(329)	(3,461)	(2,068)
Tenant improvements and leasing commissions	(8,291)	(3)	(3,739)	(2,990)	(882)	(3,170)	(15,902)	(9,181)
Straight-line rent revenue	(7,928)		(5,570)	(8,239)	(6,198)	(9,240)	(27,935)	(28,456)
Straight-line rent expense on ground leases	445		374	539	538	471	1,896	3,285
Capitalized income from development projects	72		40	9	22	45	143	645
Amortization of acquired above and below market leases	(826)		(830)	(830)	(830)	(844)	(3,316)	(3,200)
Amortization of loan fees	2,636		2,487	2,427	2,386	2,505	9,936	9,832
Amortization of debt premiums/discounts	146		153	115	115	110	529	511
Stock compensation	4,011		3,729	4,463	3,349	3,748	15,552	14,160
Allocation to unvested restricted stock awards	94		28	50	19	63	191	127
AFFO attributable to Alexandria’s common stockholders – diluted	$71,817		$70,206	$66,778	$67,965	$66,295	$276,766	$257,717

	Three Months Ended					Year Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Net income per share attributable to Alexandria’s common stockholders – basic	$0.51	$0.35	$0.38	$0.36	$0.33	$1.60	$1.09
Depreciation and amortization	0.68	0.69	0.69	0.74	0.76	2.80	3.10
Loss (gain) on sale of real estate	—	—	—	0.01	—	—	(0.03)
Impairment of real estate	—	—	—	—	0.03	—	0.18
Gain on sale of land parcel	(0.06)	—	(0.01)	—	—	(0.07)	(0.03)
FFO per share attributable to Alexandria’s common stockholders – basic and diluted	1.13	1.04	1.06	1.11	1.12	4.33	4.31
Realized gain on equity investment primarily related to one non-tenant life science entity	—	—	—	—	—	—	(0.09)
Impairments	0.01	—	—	—	0.04	0.01	0.04
Acquisition-related expenses	0.02	—	—	—	—	0.02	—
Loss on early extinguishment of debt	—	0.02	0.01	—	—	0.04	0.02
Preferred stock redemption charge	—	—	—	—	—	—	0.10
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.16	1.06	1.07	1.11	1.16	4.40	4.38
Non-revenue-enhancing capital expenditures	(0.13)	(0.07)	(0.05)	(0.02)	(0.06)	(0.28)	(0.18)
Straight-line rent revenue	(0.11)	(0.08)	(0.12)	(0.10)	(0.15)	(0.41)	(0.46)
Straight-line rent expense on ground leases	0.01	0.01	0.01	0.01	0.01	0.03	0.05
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.05)	(0.05)
Amortization of loan fees	0.03	0.03	0.03	0.04	0.04	0.14	0.16
Stock compensation	0.06	0.05	0.07	0.05	0.06	0.23	0.23
Other	—	—	—	—	—	0.01	0.02
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.01	$0.99	$1.00	$1.08	$1.05	$4.07	$4.15

(1)	Represents an impairment recognized in 4Q13 related to our investment in two private life science companies.

(2)
Represents costs classified in general and administrative expenses in connection with several acquisitions, including costs for deals we ultimately did not acquire. The acquisitions completed in November 2013 and January 2014 were for an aggregate purchase price of $166.8 million. See subsequent events for additional information.

(3)	Includes $3.7 million of leasing commissions for two lease renewals aggregating 307,535 RSF, which extended the lease terms for 10 and 15 years, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	8

SUPPLEMENTAL
INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Company Profile

Alexandria Real Estate Equities, Inc. (NYSE:ARE), a self-administered and self-managed REIT, is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry. Founded in 1994, Alexandria pioneered the laboratory/office niche and has become the leading life science real estate brand and dominant market presence in the top life science clusters, including Greater Boston, the San Francisco Bay Area, San Diego, Greater New York City, Maryland, Seattle, and Research Triangle Park. Alexandria manages its properties through fully integrated regional and life science teams with unparalleled real estate and life science expertise. As the Landlord of Choice to the Life Science Industry®, Alexandria is known for its high-quality and diverse client tenant base. Alexandria has a proven and superior track record developing Class A laboratory/office assets in AAA cluster locations adjacent to leading academic medical research centers, offering highly creative amenities that drive client tenant productivity and foster innovation, and gathering its longstanding and expansive network in the life science community. For additional information on Alexandria, please visit www.are.com.

Unique niche strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. The key elements of our strategy include:

•
A consistent focus on Class A laboratory/office assets and operations focused primarily in key urban science center campus locations in AAA life science cluster locations characterized by high barriers to entry for new landlords, high barriers to exit for client tenants, and a limited supply of available space;

•
Collaborative locations adjacent to leading life science entities and research institutions that drive innovation and growth within each cluster and provide access to dense concentrations of highly educated and skilled people;

•	Utilizing our deep real estate relationships in order to develop and acquire real estate;

•	Drawing upon our broad and meaningful life science relationships to attract new and leading life science client tenants; and

•	Solid and flexible capital structure to enable growth.

Client tenant base

The impressive quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria with solid and stable cash flows. Alexandria’s strong life science underwriting skills and long-term life science industry relationships positively distinguish Alexandria from all other publicly traded REITs and real estate companies.

•	Investment-grade client tenants represent 51% of total annualized base rent as of December 31, 2013

•	Investment-grade client tenants represent 82% of Alexandria’s top 20 client tenants by ABR as of December 31, 2013

•	Our ABR as of December 31, 2013, consisted of the following client tenant mix:

•	25.3% from multinational pharmaceutical companies

•	21.5% from revenue producing life science product and service, medical device, and industrial biotech companies

•	19.1% from public biotechnology companies

•	19.1% from institutional university, non-profit, and government

•	11.3% from private biotechnology companies

•	3.7% from traditional office client tenants

Executive/senior management

Alexandria’s executive and senior management team is highly experienced in the REIT industry and is the most accomplished team focused on providing high-quality, environmentally sustainable real estate; technical infrastructure; and life science and real estate development, construction, operations, and ownership expertise to the broad and diverse life science industry. Our deep and talented team has decades of life science industry experience. Alexandria’s senior management team averages over 23 years of life science and real estate experience, including over 11 years with Alexandria. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships with the life science communities in their respective clusters. We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.

Joel S. Marcus	Chairman, Chief Executive Officer & Founder	Thomas J. Andrews	EVP – Regional Market Director-Greater Boston
Dean A. Shigenaga	Chief Financial Officer, EVP & Treasurer	Daniel J. Ryan	EVP – Regional Market Director-San Diego & Strategic Operations
Peter M. Moglia	Chief Investment Officer	John J. Cox	SVP – Regional Market Director-Seattle
Stephen A. Richardson	Chief Operating Officer & Regional Market Director-San Francisco Bay Area	John H. Cunningham	SVP – Regional Market Director-New York City & Strategic Operations
Jennifer J. Banks	General Counsel, EVP & Corporate Secretary	Larry J. Diamond	SVP – Regional Market Director-Maryland
Marc E. Binda	SVP – Finance	Vincent R. Ciruzzi	SVP – Construction & Development
Andres R. Gavinet	Chief Accounting Officer	Amanda L. Cashin, PhD	SVP – Life Science

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Investor Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Common stock data

	4Q13	3Q13	2Q13	1Q13	4Q12
High trading price	$67.99	$71.29	$78.43	$73.51	$74.59
Low trading price	$61.08	$60.86	$61.20	$69.77	$64.09
Closing stock price, average for period	$64.22	$65.93	$70.68	$71.98	$69.88
Closing stock price, at the end of the quarter	$63.62	$63.85	$65.72	$70.98	$69.32
Dividend per share – quarter/annualized	$0.68/2.72	$0.68/2.72	$0.65/2.60	$0.60/2.40	$0.56/2.24
Dividend payout ratio	59%	65%	65%	55%	49%
Closing dividend yield – annualized	4.3%	4.3%	4.0%	3.4%	3.2%
Common shares outstanding, at the end of the quarter (in thousands)	71,172	71,081	70,997	63,317	63,245
Closing market value of outstanding common shares (in thousands)	$4,527,975	$4,538,517	$4,665,948	$4,494,262	$4,384,119
Total market capitalization (in thousands)	$7,949,276	$7,780,208	$8,005,581	$8,066,072	$7,953,348

Equity research coverage

Alexandria is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management.  Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch		Evercore Partners		RBC Capital Markets
Jamie Feldman	(646) 855-5808	Sheila McGrath	(212) 497-0882	Michael Carroll	(440) 715-2649
Jeffrey Spector	(646) 855-1363	Nathan Crossett	(212) 497-0870	Rich Moore	(440) 715-2646
Stephen Sihelnik	(646) 855-1829

Barclays Capital Inc.		Green Street Advisors, Inc.		Robert W. Baird & Company
Ross Smotrich	(212) 526-2306	Jeff Theiler	(949) 640-8780	David Rodgers	(216) 737-7341
Michael Lewis	(212) 526-3098	John Hornbeak	(949) 640-8780	Mathew Spencer	(414) 298-5053

Citigroup Global Markets Inc.		International Strategy & Investment Group Inc.		Standard & Poor’s
Michael Bilerman	(212) 816-1383	George Auerbach	(212) 446-9459	Roy Shepard	(212) 438-1947
Emmanuel Korchman	(212) 816-1382	Steve Sakwa	(212) 446-9462
		Gwen Clark	(212) 446-5611

Cowen and Company, LLC		JMP Securities – JMP Group, Inc.		UBS Financial Services Inc.
James Sullivan	(646) 562-1380	Peter Martin	(415) 835-8904	Ross Nussbaum	(212) 713-2484
Tom Catherwood	(646) 562-1382	Aaron Hecht	(415) 835-3963	Gabriel Hilmoe	(212) 713-3876
		Arthur Kwok	(415) 835-8908	Frank Lee	(212) 713-2384

J.P. Morgan Securities LLC
		Anthony Paolone	(212) 622-6682

Rating agencies

Moody’s Investors Service		Rating	Standard & Poor’s		Rating
Philip Kibel	(212) 553-4569	Baa2	George Skoufis	(212) 438-2608	BBB-
Merrie Frankel	(212) 553-3652	Stable Outlook	Jaime Gitler	(212) 438-5049	Stable Outlook

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Financial and Asset Base Highlights
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
Key credit metrics	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
Unencumbered NOI as a percentage of total NOI	69%	69%	70%	68%	71%
Net debt to Adjusted EBITDA – quarter annualized	6.6x	6.8x	6.6x	7.8x	7.3x
Net debt to Adjusted EBITDA – trailing 12 months	7.2x	6.9x	6.6x	7.7x	7.6x
Fixed charge coverage ratio – quarter annualized	3.2x	2.8x	2.8x	2.7x	2.8x
Fixed charge coverage ratio – trailing 12 months	2.9x	2.8x	2.7x	2.7x	2.6x
Dividend payout ratio (common stock)	59%	65%	65%	55%	49%
Non-income-producing assets as a percentage of gross assets	17%	20%	22%	22%	23%

Selected balance sheet information – at end of period
Gross investments in real estate	$7,729,020	$7,529,255	$7,331,578	$7,225,073	$7,299,613
Total assets	$7,529,764	$7,358,369	$7,379,289	$7,090,919	$7,150,116
Total unsecured debt	$2,352,230	$2,162,190	$2,248,395	$2,453,816	$2,465,805
Total debt	$3,061,061	$2,870,843	$2,959,424	$3,184,530	$3,181,949
Net debt	$2,975,656	$2,786,350	$2,626,305	$3,067,521	$3,001,031
Total liabilities	$3,550,823	$3,377,395	$3,379,814	$3,595,638	$3,647,058
Common shares outstanding (in thousands)	71,172	71,081	70,997	63,317	63,245
Total market capitalization	$7,949,276	$7,780,208	$8,005,581	$8,066,072	$7,953,348

Operating data
Total revenues	$168,823	$158,315	$153,930	$150,083	$151,254
Rental operations	$49,892	$47,684	$46,277	$45,186	$46,132
Operating margins	70%	70%	70%	70%	70%
Adjusted EBITDA – quarter annualized	$449,456	$411,548	$399,708	$395,764	$408,876
Adjusted EBITDA – trailing 12 months	$414,119	$403,974	$396,739	$397,606	$393,124
Adjusted EBITDA margins – quarter annualized	67%	65%	65%	64%	64%
General and administrative expense as a percentage of total assets – quarter annualized	0.7%	0.6%	0.7%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – quarter annualized	7.6%	7.4%	8.1%	7.8%	8.4%
Capitalized interest	$14,116	$16,788	$15,690	$14,021	$14,897
Weighted average interest rate used for capitalization during period	4.09%	4.33%	4.13%	3.97%	4.10%

Net income, FFO, and AFFO
Net income attributable to Alexandria’s common stockholders – diluted	$36,247	$24,579	$25,483	$22,442	$21,000
FFO attributable to Alexandria’s common stockholders – diluted	$80,218	$73,594	$71,023	$70,042	$70,905
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$82,505	$75,015	$71,571	$70,042	$72,936
AFFO attributable to Alexandria’s common stockholders – diluted	$71,817	$70,206	$66,778	$67,965	$66,295

Per share data
Earnings per share attributable to Alexandria’s common stockholders – diluted	$0.51	$0.35	$0.38	$0.36	$0.33
FFO per share attributable to Alexandria’s common stockholders – diluted	$1.13	$1.04	$1.06	$1.11	$1.12
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.16	$1.06	$1.07	$1.11	$1.16
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.01	$0.99	$1.00	$1.08	$1.05

Asset base statistics – at end of period
Number of properties at end of period	180	176	173	174	179
Rentable square feet at end of period	17,461,030	17,260,189	17,062,338	17,102,509	17,549,013
Occupancy of operating properties – North America at end of period	95.9%	95.0%	94.6%	94.2%	94.6%
Occupancy of operating and redevelopment properties – North America at end of period	95.5%	94.5%	92.9%	91.8%	91.6%
Occupancy of operating properties at end of period	94.4%	93.5%	93.3%	93.0%	93.4%
Occupancy of operating and redevelopment properties at end of period	93.8%	92.8%	91.2%	90.1%	89.8%

Leasing activity and same property performance
Leasing activity – rentable square feet	1,344,687	829,533	767,935	702,901	677,781
Leasing activity – change in average new rental rates over expiring rates:
– Cash basis	2.6%	4.1%	6.7%	5.9%	(2.9)%
– GAAP basis	18.2%	16.5%	12.7%	12.7%	2.6%
Same property – change in NOI over comparable quarter from prior year:
– Cash basis	4.6%	4.7%	7.2%	8.8%	6.3%
– GAAP basis	1.4%	1.9%	3.2%	0.4%	0.7%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Operating Metrics
(Unaudited)

Occupancy of Operating Properties – North America	Occupancy of Operating and Redevelopment Properties – North America

Same Property NOI Growth	Rental Rates Growth: Renewed/Re-leased Space

4.1%
3.5%
5.4%
(0.6%)
(0.5%)
1.8%
2011
2012
2013
2011
2012
2013
Cash
GAAP

(1.9%)
(2.0%)
4.0%
4.2%
5.2%
16.2%
2011
2012
2013
2011
2012
2013
Cash
GAAP

NOI (In millions)	Operating Margin

Drivers of Cash NOI Growth	December 31, 2013
Percentage of leases containing annual rent escalations	95%
Percentage of triple net leases	94%
Percentage of leases providing for the recapture of capital expenditures	92%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Same Property Performance
(Dollars in thousands)
(Unaudited)

Same Property Data	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Percentage change in NOI over comparable period from prior year:
Cash basis	4.6%	5.4%
GAAP basis	1.4%	1.8%
Operating margin – GAAP basis	68%	68%
Number of same properties	143	133
Rentable square feet	12,991,459	11,781,883
Occupancy – current period	94.4%	93.5%
Occupancy – same period prior year	93.1%	92.7%

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Revenues:
Rental – same properties	$105,812	$103,970	1.8%	$382,083	$373,589	2.3%
Rental – non-same properties	19,881	7,828	154.0	85,681	49,204	74.1
Total rental	125,693	111,798	12.4	467,764	422,793	10.6

Tenant recoveries – same properties	35,306	34,205	3.2	124,080	120,168	3.3
Tenant recoveries – non-same properties	4,664	1,466	218.1	26,015	13,112	98.4
Total tenant recoveries	39,970	35,671	12.1	150,095	133,280	12.6

Other income – same properties	208	133	56.4	342	348	(1.7)
Other income – non-same properties	2,952	3,652	(19.2)	12,950	18,076	(28.4)
Total other income	3,160	3,785	(16.5)	13,292	18,424	(27.9)

Total revenues – same properties	141,326	138,308	2.2	506,505	494,105	2.5
Total revenues – non-same properties	27,497	12,946	112.4	124,646	80,392	55.0
Total revenues	168,823	151,254	11.6	631,151	574,497	9.9

Expenses:
Rental operations – same properties	44,837	43,120	4.0	160,358	153,961	4.2
Rental operations – non-same properties	5,055	3,012	67.8	28,681	18,795	52.6
Total rental operations	49,892	46,132	8.2	189,039	172,756	9.4

Net operating income:
NOI – same properties	96,489	95,188	1.4	346,147	340,144	1.8
NOI – non-same properties	22,442	9,934	125.9	95,965	61,597	55.8
Total NOI	118,931	105,122	13.1	442,112	401,741	10.0

Other expenses:
General and administrative	12,751	12,633	0.9	48,520	47,747	1.6
Interest	17,783	17,941	(0.9)	67,952	69,184	(1.8)
Depreciation and amortization	48,084	47,280	1.7	189,123	185,687	1.9
Impairment of land parcel	—	2,050	(100.0)	—	2,050	(100.0)
Loss on early extinguishment of debt	—	—	—	1,992	2,225	(10.5)
Total other expenses	78,618	79,904	(1.6)	307,587	306,893	0.2
Income from continuing operations	$40,313	$25,218	59.9%	$134,525	$94,848	41.8%

NOI – same properties – GAAP basis	$96,489	$95,188	1.4%	$346,147	$340,144	1.8%
Less: straight-line rent adjustments	(3,462)	(6,228)	(44.4)	(5,299)	(16,618)	(68.1)
NOI – same properties – cash basis	$93,027	$88,960	4.6%	$340,848	$323,526	5.4%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	14

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Same Property Performance
(Unaudited)

The charts below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance has been based upon a pool of operating assets and completed developed and redeveloped assets to the extent that those assets were operating for the entirety of the comparable same property period presented. The two alternative calculations presented below consist of 1) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped and 2) the same property performance for the operating portfolio including those assets that were either under current redevelopment or previously completed redevelopments. From 2008 through 2012, our same property performance was generally consistent in each of the three calculations. For the year ended December 31, 2013, same property performance including redevelopment properties, as shown in the table, would have been meaningfully higher than our traditional method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to laboratory/office space (with higher NOI) through redevelopment.  We believe our traditional method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Percentage change in same property NOI over preceding period - cash basis

Percentage change in same property NOI over preceding period - GAAP basis

NOI Included in All Comparative Periods
	Operating Properties	Recently Completed		Properties Under Current
Legend		Developments	Redevelopments	Development	Redevelopment

Same property data as reported	Yes	Yes (1)	Yes (1)	No	No

Same property operating portfolio	Yes	No	No	No	No

Same property data including redevelopments	Yes	No	Yes	No	Yes

(1)
Recently delivered developments and redevelopments are included in the same property data for each of the year-over-year comparison periods only if the property was operating during the entire same property period. For example, projects completed during 2011 are included in 2013 same property performance (as a percentage change over 2012).

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	15

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Leasing Activity
(Unaudited)

	Three Months Ended December 31, 2013				Year Ended December 31, 2013		Year Ended December 31, 2012
Leasing activity:	Cash		GAAP		Cash	GAAP	Cash	GAAP
Renewed/re-leased space (1)
Rental rate changes	2.6%		18.2%		4.0%	16.2%	(2.0)%	5.2%
New rates	$30.03		$31.03		$31.04	$32.00	$29.86	$30.36
Expiring rates	$29.27		$26.25		$29.84	$27.53	$30.47	$28.87
Rentable square footage	853,330				1,838,397		1,475,403
Number of leases	44				120		102
TIs/lease commissions per square foot	$9.70				$8.65		$6.22
Average lease terms	6.3 years				5.2 years		4.7 years
Developed/redeveloped/previously vacant space leased
New rates	$23.95	(2)	$25.55	(2)	$41.86	$44.63	$30.66	$32.56
Rentable square footage	491,357				1,806,659		1,805,693
Number of leases	20				92		85
TIs/lease commissions per square foot	$9.63				$19.16		$11.02
Average lease terms	7.9 years				10.0 years		9.0 years
Leasing activity summary:
Totals
New rates	$27.81	(2)	$29.03	(2)	$36.40	$38.26	$30.30	$31.57
Rentable square footage	1,344,687				3,645,056		3,281,096
Number of leases	64				212		187
TIs/lease commissions per square foot	$9.67				$13.86		$8.87
Average lease terms	6.9 years				7.6 years		7.1 years
Lease expirations
Expiring rates	$29.38		$26.37		$30.15	$27.74	$30.03	$27.65
Rentable square footage	943,941				2,144,447		2,350,348
Number of leases	64				160		162

(1)	Excludes 13 month-to-month leases for 22,172 RSF at December 31, 2013.

(2)
Includes a lease in China for 160,253 RSF of newly developed space. Excluding this lease, the rental rates reported above for the three months ended December 31, 2013, were $34.04 on a cash basis and $36.43 on a GAAP basis for developed/redeveloped/previously vacant space leased. Excluding this lease from total leasing activity for the three months ended December 31, 2013, rental rates were $31.15 and $32.54 on a cash basis and GAAP basis, respectively.

During the year ended December 31, 2013, we granted tenant concessions/free rent averaging approximately 2.5 months with respect to the 3,645,056 RSF leased.

The following chart presents our total RSF leased by renewed/re-leased space and developed/redeveloped/previously vacant space:

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	16

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Lease Expirations
(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2014	84	(1)	868,374	(1)	5.9%	$29.31
2015	86		1,415,550		9.6%	$30.74
2016	75		1,219,924		8.3%	$32.58
2017	79		1,627,089		11.0%	$28.21
2018	48		1,457,228		9.9%	$40.12
2019	34		1,072,959		7.3%	$34.72
2020	22		913,293		6.2%	$38.49
2021	23		897,912		6.1%	$37.06
2022	16		613,770		4.2%	$28.94
2023	19		1,031,167		7.0%	$34.83
Thereafter	28		2,711,173		18.4%	$42.48

	2014 RSF of Expiring Leases						Annualized Base Rent of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipation	Targeted for Redevelopment		Remaining Expiring Leases	Total (1)
Market
Greater Boston	13,873	64,014	—		141,073	218,960	$40.28
San Francisco Bay Area	68,397	33,142	—		133,051	234,590	28.77
San Diego	—	—	67,015	(2)	50,194	117,209	12.15
Greater New York City	—	69,056	—		21,712	90,768	38.65
Maryland	8,867	16,241	—		89,950	115,058	24.22
Seattle	6,552	2,671	—		11,444	20,667	45.24
Research Triangle Park	—	8,013	—		19,714	27,727	21.66
Non-cluster markets	—	—	—		15,817	15,817	19.99
Asia	—	18,800	—		8,778	27,578	11.41	(3)
Total	97,689	211,937	67,015		491,733	868,374	$29.31
Percentage of expiring leases	11%	24%	8%		57%	100%

	2015 RSF of Expiring Leases						Annualized Base Rent of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipation	Targeted for Redevelopment		Remaining Expiring Leases	Total (1)
Market
Greater Boston	—	81,441	—		425,437	506,878	$42.04
San Francisco Bay Area	71,746	—	—		151,169	222,915	33.19
San Diego	—	—	48,880	(4)	172,457	221,337	22.31
Greater New York City	—	—	—		9,131	9,131	N/A
Maryland	—	35,224	—		158,740	193,964	20.29
Seattle	—	—	—		40,821	40,821	27.88
Research Triangle Park	—	31,776	—		184,645	216,421	20.51
Non-cluster markets	—	—	—		3,508	3,508	18.27
Asia	—	—	—		575	575	17.43	(3)
Total	71,746	148,441	48,880		1,146,483	1,415,550	$30.74
Percentage of expiring leases	5%	11%	3%		81%	100%

(1)	Excludes 13 month-to-month leases for 22,172 RSF.

(2)
Represents the square footage of 10121 Barnes Canyon Road, which was acquired in 3Q13. Upon rollover in the first quarter of 2014, this property will undergo conversion into high-tech office space through redevelopment. This redevelopment project is 100% pre-leased.

(3)	Expirations relate to two properties with an average investment of $114 per RSF.

(4)
Represents the square footage at 10151 Barnes Canyon Road, which was acquired in 3Q13. This property will undergo conversion into laboratory/office space through redevelopment upon rollover in the fourth quarter of 2015.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	17

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Top 20 Client Tenants and Client Tenant Mix
(Dollars in thousands)
(Unaudited)
Top 20 client tenants

		Remaining Lease Term in Years (1)	Aggregate Rentable Square Feet	Percentage of Aggregate Total Square Feet	Annualized Base Rent	Percentage of Aggregate Annualized Base Rent
							Investment-Grade Ratings
	Client Tenant						Fitch	Moody’s	S&P
1	Novartis AG	3.4	692,256	4.0%	$33,469	6.7%	AA	Aa3	AA-
2	Illumina, Inc.	17.8	497,078	2.8	19,531	3.9	—	—	—
3	New York University	16.7	205,609	1.2	18,950	3.8	—	Aa3	AA-
4	Roche	6.1	409,734	2.3	18,671	3.8	AA	A1	AA
5	United States Government	9.5	399,633	2.3	17,790	3.6	AAA	Aaa	AA+
6	Bristol-Myers Squibb Company	7.0	419,624	2.4	15,840	3.2	A-	A2	A+
7	Biogen Idec Inc.	14.4	313,872	1.8	14,731	3.0	—	Baa2	A-
8	Eli Lilly and Company	9.9	257,119	1.5	14,563	2.9	A	A2	AA-
9	FibroGen, Inc.	9.9	234,249	1.3	14,197	2.9	—	—	—
10	GlaxoSmithKline plc	5.6	208,394	1.2	10,149	2.0	A+	A1	A+
11	Amgen Inc.	9.3	294,373	1.7	9,675	1.9	BBB	Baa1	A
12	Celgene Corporation	7.5	250,586	1.4	9,361	1.9	—	Baa2	BBB+
13	Massachusetts Institute of Technology	3.7	185,403	1.1	8,499	1.7	—	Aaa	AAA
14	The Regents of the University of California	7.7	188,654	1.1	7,787	1.6	AA+	Aa1	AA-
15	Alnylam Pharmaceuticals, Inc.	2.8	129,424	0.7	6,081	1.2	—	—	—
16	Gilead Sciences, Inc.	6.5	109,969	0.6	5,824	1.2	—	Baa1	A-
17	Pfizer Inc.	5.2	116,518	0.7	5,502	1.1	A+	A1	AA
18	Theravance, Inc. (2)	6.4	150,256	0.9	5,494	1.1	—	—	—
19	Partners HealthCare System, Inc.	13.4	101,035	0.6	5,350	1.1	AA	Aa2	AA
20	The Scripps Research Institute	2.9	101,775	0.6	5,200	1.0	AA+	Aa3	—
	Total/weighted average	8.7	5,265,561	30.2%	$246,664	49.6%

(1)	Represents remaining lease term in years based on percentage of aggregate ABR in effect as of December 31, 2013.

(2)	As of September 30, 2013, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

Client tenant mix by annualized base rent
Investment-Grade Client Tenants Represent 51% of Alexandria’s Total Annualized Base Rent at 4Q13 Investment-Grade Client Tenants Represent 82% of ABR from our Top 20 Client Tenants at 4Q13

Multinational Pharmaceutical	Institutional University, Non-Profit, and Government	Life Science Product and Service, Medical Device, and Industrial Biotech	Biotechnology: Public & Private
• Astellas Pharma Inc.
• AstraZeneca PLC
• Bayer AG
• Bristol-Myers Squibb Company
• Eisai Co., Ltd.
• Eli Lilly and Company
• GlaxoSmithKline plc
• Novartis AG
• Pfizer Inc.
• Roche
• Sanofi
• Shire plc
• UCB S.A.

• Duke University
• Environmental Protection Agency
• Fred Hutchinson Cancer Research Center
• Massachusetts Institute of Technology
• National Institutes of Health
• New York University
• Sanford-Burnham Medical Research Institute
• Stanford University
• The Regents of the University of California
• The Scripps Research Institute
• UMass Memorial Health Care, Inc.
• University of North Carolina Health Care System
• United States Government
• University of Washington

• Aramco Services Company, Inc.
• Canon U.S. Life Sciences, Inc.
• Covance Inc.
• DSM N.V.
• Fluidigm Corporation
• Google Inc.
• Illumina, Inc.
• Laboratory Corporation of America Holdings
• Life Technologies Corporation
• Monsanto Company
• Quest Diagnostics Incorporated
• Thermo Fisher Scientific, Inc.

• Alnylam Pharmaceuticals, Inc.
• Amgen Inc.
• Biogen Idec Inc.
• Celgene Corporation
• Constellation Pharmaceuticals, Inc.
• Epizyme, Inc.
• Fate Therapeutics, Inc.
• FibroGen, Inc.
• FORMA Therapeutics, Inc.
• Gilead Sciences, Inc.
• Infinity Pharmaceuticals, Inc.
• Kadmon Corporation, LLC
• Medivation, Inc.
• Nektar Therapeutics
• Proteostasis Therapeutics, Inc.
• Quanticel Pharmaceuticals, Inc.
• Theravance, Inc.
• Warp Drive Bio, LLC

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	18

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Summary of Properties and Occupancy
(Unaudited)

Summary of properties

	Rentable Square Feet					Number of Properties	Annualized Base Rent (Dollars in thousands)
Market	Operating	Development	Redevelopment	Total	% Total
Greater Boston	3,547,714	801,806	—	4,349,520	25%	38	$145,671	29%
San Francisco Bay Area	2,540,731	330,030	—	2,870,761	17	26	99,723	20
San Diego	2,727,937	—	55,213	2,783,150	16	36	88,778	18
Greater New York City	683,667	229,627	—	913,294	5	6	47,100	10
Maryland	2,155,346	—	—	2,155,346	13	29	48,816	10
Seattle	746,516	—	—	746,516	4	10	29,438	6
Research Triangle Park	1,025,786	—	—	1,025,786	6	15	21,491	4
Canada	1,103,507	—	—	1,103,507	6	5	9,595	2
Non-cluster markets	60,178	—	—	60,178	—	2	874	—
North America	14,591,382	1,361,463	55,213	16,008,058	92	167	491,486	99
Asia	858,570	465,456	44,660	1,368,686	8	9	5,719	1
Continuing operations	15,449,952	1,826,919	99,873	17,376,744	100	176	$497,205	100%
Properties “held for sale”	84,286	—	—	84,286	—	4
Total	15,534,238	1,826,919	99,873	17,461,030	100%	180

Summary of occupancy percentages

	Operating Properties					Operating and Redevelopment Properties
Market	12/31/13		9/30/13		12/31/12	12/31/13	9/30/13	12/31/12
Greater Boston	96.8%		96.3%		94.6%	96.8%	96.3%	91.6%
San Francisco Bay Area	97.7		96.1		97.8	97.7	96.1	95.7
San Diego	96.5		95.0		95.1	94.5	92.7	91.9
Greater New York City	98.3		98.4		95.7	98.3	98.4	95.7
Maryland	92.0		93.7		90.9	92.0	93.7	88.1
Seattle	90.7	(1)	90.1	(1)	93.9	90.7	90.1	80.1
Research Triangle Park	96.6		92.0		95.5	96.6	92.0	95.5
Canada	96.8		96.8		98.1	96.8	96.8	98.1
Non-cluster markets	91.7		91.7		51.4	91.7	91.7	51.4
North America	95.9		95.0		94.6	95.5	94.5	91.6
Asia	71.2		63.9		66.2	67.7	59.8	55.3
Continuing operations	94.4%		93.5%		93.4%	93.8%	92.8%	89.8%

(1)
Decrease from 4Q12 primarily attributable to the delivery of 39,661 vacant RSF from our redevelopment project at 1551 Eastlake Avenue in 2Q13 and the delivery of 26,020 vacant RSF from our redevelopment project at 1616 Eastlake Avenue in 3Q13. Excluding these deliveries, the occupancy percentage of Seattle operating properties was 99.4% as of December 31, 2013, and 98.8% as of September 30, 2013.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	19

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Summary of Properties and Occupancy
(Dollars in thousands)
(Unaudited)

					Number of Properties		Occupancy Percentage
	Rentable Square Feet					Annualized Base Rent	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center™ at Kendall Square	973,464	388,270	—	1,361,734	6	$42,456	97.9%	97.9%
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	64,997	97.4	97.4
480 Arsenal Street	140,744	—	—	140,744	1	4,707	100.0	100.0
780/790 Memorial Drive	99,350	—	—	99,350	2	6,674	100.0	100.0
500 Arsenal Street	93,516	—	—	93,516	1	3,402	100.0	100.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,631	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0	100.0
Longwood Medical Area
360 Longwood Avenue (Unconsolidated JV)	—	413,536	—	413,536	1	—	N/A	N/A
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	7,985	87.3	87.3
19 Presidential Way	128,325	—	—	128,325	1	3,398	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	1,949	85.7	85.7
285 Bear Hill Road	26,270	—	—	26,270	1	802	100.0	100.0
Rte 495/Worcester
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
306 Belmont Street & 350 Plantation Street	90,690	—	—	90,690	2	1,221	92.5	92.5
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Greater Boston	3,547,714	801,806	—	4,349,520	38	$145,671	96.8%	96.8%

	Alexandria Center™ at Kendall Square: consists of buildings located at 75/125 and 225 Binney Street, 161 and 215 First Street, 150 Second Street, and 300 Third Street
	Alexandria Technology Square®: consists of buildings located at 100, 200, 300, 400, 500, 600, and 700 Technology Square
	Alexandria Park at 128: consists of buildings located at 3, 6, and 8 Preston Court; 29, 35, and 44 Hartwell Avenue; 35, 45, and 47 Wiggins Avenue; and 60 Westview Street

San Francisco Bay Area
Mission Bay
409/499 Illinois Street	234,249	222,780	—	457,029	2	$14,197	100.0%	100.0%
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	9,414	100.0	100.0
1500 Owens Street	158,267	—	—	158,267	1	7,110	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	9,283	100.0	100.0
South San Francisco
Alexandria Technology Center – Gateway	448,175	—	—	448,175	6	16,324	97.0	97.0
249/259/269 East Grand Avenue	300,119	107,250	—	407,369	3	11,473	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	5,538	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	5,540	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,299	99.8	99.8
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	2,895	87.1	87.1
Peninsula
849/863 Mitten Road & 866 Malcolm Road	103,611	—	—	103,611	1	2,252	97.5	97.5
2425 Garcia Avenue & 2400/2450 Bayshore Parkway	98,964	—	—	98,964	1	2,658	85.0	85.0
3165 Porter Drive	91,644	—	—	91,644	1	3,884	100.0	100.0
75/125 Shoreway Road	82,815	—	—	82,815	1	2,058	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	879	60.6	60.6
San Francisco Bay Area	2,540,731	330,030	—	2,870,761	26	$99,723	97.7%	97.7%

	Alexandria Technology Center – Gateway: consists of buildings located at 600, 630, 650, 681, 901, and 951 Gateway Boulevard

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	20

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Summary of Properties and Occupancy
(Dollars in thousands)
(Unaudited)

					Number of Properties		Occupancy Percentage
	Rentable Square Feet					Annualized Base Rent	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Nautilus	241,191	—	—	241,191	4	$7,990	96.3%	96.3%
ARE Sunrise	215,931	—	—	215,931	3	7,894	98.1	98.1
ARE Spectrum	158,645	—	—	158,645	2	7,132	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,569	100.0	100.0
University Town Center
5200 Illumina Way	497,078	—	—	497,078	1	19,531	100.0	100.0
10300 Campus Point Drive	449,759	—	—	449,759	1	15,783	96.1	96.1
ARE Esplanade	180,208	—	—	180,208	3	6,560	93.1	93.1
ARE Towne Centre	138,578	—	—	138,578	3	3,581	95.3	95.3
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
Sorrento Mesa
5810/5820/6138/6150 Nancy Ridge Drive	143,996	—	—	143,996	2	2,816	72.9	72.9
ARE Portola	105,812	—	—	105,812	3	1,497	92.8	92.8
10121/10151 Barnes Canyon Road (1)	115,895	—	—	115,895	2	1,587	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,440	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	973	100.0	100.0
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	66,442	—	55,213	121,655	6	1,622	100.0	54.6
3985 Sorrento Valley Boulevard	60,545	—	—	60,545	1	1,534	100.0	100.0
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	2,727,937	—	55,213	2,783,150	36	$88,778	96.5%	94.5%

	ARE Nautilus: consists of buildings located at 3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
	ARE Sunrise: consists of buildings located at 10931, 10933, and 10975 North Torrey Pines Road and 3010 Science Park Road
	ARE Spectrum: consists of buildings located at 3115 and 3215 Merryfield Row
	ARE Esplanade: consists of buildings located at 4755, 4757, and 4767 Nexus Center Drive
	ARE Towne Centre: consists of buildings located at 9363, 9373, and 9393 Towne Centre Drive
	ARE Portola: consists of buildings located at 6175, 6255, and 6275 Nancy Ridge Drive

Greater New York City
Manhattan
Alexandria Center™ for Life Science	498,152	229,627	—	727,779	2	$40,533	99.1%	99.1%
Bergen County
100 Phillips Parkway	78,501	—	—	78,501	1	2,213	90.8	90.8
Pennsylvania
102 Witmer Road	50,000	—	—	50,000	1	3,345	100.0	100.0
701 Veterans Circle	35,155	—	—	35,155	1	735	100.0	100.0
5100 Campus Drive	21,859	—	—	21,859	1	274	100.0	100.0
Greater New York City	683,667	229,627	—	913,294	6	$47,100	98.3%	98.3%

	Alexandria Center™ for Life Science: consists of buildings located at 430 and 450 East 29th Street

	(1) We recently acquired these properties and we expect to redevelop these properties once the existing leases expire in 2014 and 2015.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	21

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Summary of Properties and Occupancy
(Dollars in thousands)
(Unaudited)

					Number of Properties		Occupancy Percentage
	Rentable Square Feet					Annualized Base Rent	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Maryland
Rockville
9800 Medical Center Drive	281,586	—	—	281,586	4	$12,409	100.0%	100.0%
1330 Piccard Drive	131,511	—	—	131,511	1	2,877	94.0	94.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,524	90.5	90.5
14920/15010 Broschart Road	86,703	—	—	86,703	2	1,944	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,102	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,373	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court (1)	54,906	—	—	54,906	1	1,598	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Gaithersburg
Alexandria Technology Center – Gaithersburg I	377,401	—	—	377,401	4	6,836	83.9	83.9
Alexandria Technology Center – Gaithersburg II	237,137	—	—	237,137	5	5,074	92.3	92.3
16020 Industrial Drive	71,000	—	—	71,000	1	1,048	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,104	92.1	92.1
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	496	100.0	100.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	1,587	62.9	62.9
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,155,346	—	—	2,155,346	29	$48,816	92.0%	92.0%

	Alexandria Technology Center – Gaithersburg I: consists of buildings located at 9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
	Alexandria Technology Center – Gaithersburg II: consists of buildings located at 708 Quince Orchard Road, 1300 Quince Orchard Boulevard and 19, 20, and 22 Firstfield Road

Seattle
Lake Union
1201/1208 Eastlake Avenue	203,369	—	—	203,369	2	$8,748	100.0%	100.0%
1616 Eastlake Avenue	168,708	—	—	168,708	1	6,190	82.4	82.4
1551 Eastlake Avenue	117,482	—	—	117,482	1	2,453	66.2	66.2
199 East Blaine Street	115,084	—	—	115,084	1	6,161	100.0	100.0
219 Terry Avenue North	30,961	—	—	30,961	1	1,490	99.2	99.2
1600 Fairview Avenue	27,991	—	—	27,991	1	1,517	100.0	100.0
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,040	100.0	100.0
Seattle	746,516	—	—	746,516	10	$29,438	90.7%	90.7%

Research Triangle Park
Research Triangle Park
Alexandria Technology Center – Alston	186,870	—	—	186,870	3	$2,900	92.0%	92.0%
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,955	100.0	100.0
Alexandria Innovation Center – Research Triangle Park	135,677	—	—	135,677	3	2,806	99.7	99.7
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,157	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	81,580	—	—	81,580	1	1,686	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,308	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	535	100.0	100.0
Palm Beach
555 Heritage Drive	45,023	—	—	45,023	1	614	55.9	55.9
Research Triangle Park	1,025,786	—	—	1,025,786	15	$21,491	96.6%	96.6%

	Alexandria Technology Center – Alston: consists of buildings located at 100, 800, and 801 Capitola Drive
	Alexandria Innovation Center – Research Triangle Park: consists of buildings located at 7010, 7020, and 7030 Kit Creek Road

(1) The current client tenant may extend the lease beyond the current contractual expiration in 4Q14. Additionally, this property may undergo conversion into laboratory/office space through redevelopment upon rollover.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Summary of Properties and Occupancy
(Dollars in thousands)
(Unaudited)

					Number of Properties		Occupancy Percentage
	Rentable Square Feet					Annualized Base Rent	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Canada
Canada	142,935	—	—	142,935	1	$3,559	92.8%	92.8%
Canada	68,000	—	—	68,000	1	3,079	100.0	100.0
Canada	66,000	—	—	66,000	1	1,176	100.0	100.0
Canada	46,032	—	—	46,032	1	1,781	100.0	100.0
Canada (1)	780,540	—	—	780,540	1	—	N/A	N/A
Canada	1,103,507	—	—	1,103,507	5	$9,595	96.8%	96.8%

Non-Cluster Markets	60,178	—	—	60,178	2	$874	91.7%	91.7%

North America	14,591,382	1,361,463	55,213	16,008,058	167	$491,486	95.9%	95.5%

Asia	858,570	465,456	44,660	1,368,686	9	$5,719	71.2%	67.7%

Continuing Operations	15,449,952	1,826,919	99,873	17,376,744	176	$497,205	94.4%	93.8%

Properties “held for sale”	84,286	—	—	84,286	4

Total	15,534,238	1,826,919	99,873	17,461,030	180

	(1) Represents land and improvements subject to a ground lease with a client tenant.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Investments in Real Estate
(Dollars in thousands, except per square foot amounts)
(Unaudited)

	December 31, 2013				September 30, 2013
	Book Value		Square Feet	Per SF	Book Value		Square Feet	Per SF
Rental properties:
Land (related to rental properties)	$553,388				$542,511
Buildings and building improvements	5,714,673				5,315,447
Other improvements	174,147				170,078
Rental properties	6,442,208		15,534,238	$415	6,028,036		14,950,417	$403
Less: accumulated depreciation	(952,106)				(915,494)
Rental properties, net	5,490,102				5,112,542

Construction in progress (“CIP”)/current value-creation projects:
Current development in North America	511,838		947,927	540	594,973		1,136,938	523
Investment in unconsolidated joint venture	46,644	(1)	413,536	N/A	42,537		413,536	N/A
Current redevelopment in North America	8,856		55,213	160	24,960		68,423	365
Current development and redevelopment in Asia	60,928		510,116	119	97,319		686,898	142
Generic infrastructure/building improvement projects in North America	—				46,227	(2)
	628,266		1,926,792	326	806,016		2,305,795	350
Subtotal	6,118,368		17,461,030	350	5,918,558		17,256,212	343

Land/future value-creation projects:
Land undergoing predevelopment activities (CIP) in North America	367,225		2,691,583	136	351,062		2,287,849	153
Land held for future development in North America	191,127		3,027,431	63	190,427		3,325,577	57
Land held for future development/undergoing predevelopment activities (CIP) in Asia	77,251		6,419,707	12	77,274		6,419,707	12
Land subject to sale negotiations	22,943		200,000	115	76,440		458,724	167
	658,546		12,338,721	53	695,203		12,491,857	56
Investments in real estate, net	6,776,914		29,799,751	$227	6,613,761		29,748,069	$222
Add: accumulated depreciation	952,106				915,494
Gross investments in real estate	$7,729,020				$7,529,255

(1)	The book value for this unconsolidated joint venture represents our equity investment in the 360 Longwood Avenue project.

(2)
Represents the book value associated with 75,879 square feet at four projects undergoing construction of generic laboratory/office improvements as of September 30, 2013, which were 100% leased or subject to a letter of intent, and delivered during the three months ended December 31, 2013.

Non-Income-Producing Real Estate Assets as a Percentage of Gross Investments in Real Estate	Non-Income-Producing Real Estate at December 31, 2013

Current
Value-Creation
Projects
49%
30%
Near-Term
Value-Creation
Projects in
North America
6%
Asia
13%
Future Value-Creation
Projects in
North America
2%
Land Subject to
Sale Negotiations

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	24

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Projected and Historical Construction Spending
(Dollars in thousands, except per square foot amounts)
(Unaudited)

Projected Construction Spending	Year Ended December 31, 2014
Current value-creation projects in North America:
Development	$325,000
Redevelopment	8,000
Developments/redevelopments recently transferred to rental properties	50,000	(1)
Generic laboratory infrastructure/building improvement projects	45,000	(2)
Current value-creation projects in North America		428,000
Near-term value-creation projects:
Development	62,500	(3)
Redevelopment	37,000	(4)
Predevelopment	60,000	(5)
Near-term value-creation projects		159,500
Value-creation projects		587,500
Non-revenue-enhancing capital expenditures		12,500
Total construction spending		$600,000

Guidance range		$565,000 – 625,000

(1)
Developments/redevelopments recently transferred to rental properties include certain vacancy, generally less than 10% of the project, that may require additional construction prior to occupancy. For example, our recently delivered redevelopment projects at 4757 Nexus Center Drive, 400 Technology Square, 343 Oyster Point Boulevard, 1616 Eastlake Avenue, 1551 Eastlake Avenue, and 10300 Campus Point Drive generally have 15,000 to 30,000 RSF of value-creation activities to complete in connection with the lease-up and delivery of the space.

(2)
Includes, among others, generic infrastructure building improvement projects in North America, including 300 Technology Square, 5810/5820 Nancy Ridge Drive, 8000 Virginia Manor Road, and 44 Hartwell Avenue.

(3)	Near-term value-creation development projects include, among others, 5200 Illumina Way.

(4)	Near-term value-creation redevelopment projects include among others, 3033 Science Park Road and 10121 Barnes Canyon Road. These projects were recently acquired in 2Q12 and 3Q13, respectively.

(5)
Includes traditional preconstruction costs plus predevelopment costs related to: (i) approximately $17 million of site and infrastructure costs for the 1.2 million RSF related to 50 Binney Street, 60 Binney Street, and 100 Binney Street at the Alexandria Center™ at Kendall Square, including utility access and roads, installation of storm drain systems, infiltration systems, traffic lighting/signals, streets, and sidewalks, and (ii) approximately $4 million related to the design, permitting, and construction drawings related to 50 Binney Street and 60 Binney Street. Site and infrastructure costs related to 75/125 Binney Street are included in our estimate of cost at completion and initial stabilized yields.

Historical Construction Spending	Year Ended December 31, 2013
Development – North America	$353,064
Redevelopment – North America	112,289
Predevelopment	59,657
Generic laboratory infrastructure/building improvement projects in North America (1)	46,814
Development and redevelopment – Asia	10,107
Total construction spending	$581,931

(1)	Includes revenue-enhancing projects and amounts shown in the table below related to non-revenue-enhancing capital expenditures.

Non-revenue-enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Year Ended December 31, 2013
	Amount	Square Feet	Per SF
Non-revenue-enhancing capital expenditures	$3,461	13,963,661	$0.25
Tenant improvements and leasing costs:
Re-tenanted space	$6,042	401,880	$15.03
Renewal space	9,860	1,436,517	6.86
Total tenant improvements and leasing costs	$15,902	1,838,397	$8.65

(1)	Excluding amounts that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

4Q13 Deliveries of Value-Creation Development and Redevelopment Projects in North America
(Unaudited)

Property	4757 Nexus Center Drive	430 East 29th Street
Submarket/Market	University Town Center/San Diego	Manhattan/Greater New York City
Photograph/Rendering
Project Summary:

Alexandria delivered this laboratory/office redevelopment project at the end of October 2013. Genomatica, Inc. currently occupies 57,198 RSF, or 82%, of this project and will take occupancy of the remaining 12,475 RSF within 18 to 24 months. The estimated total cost of this property upon completion of the remaining 12,475 RSF is $33.4 million.

At the end of December 2013, Alexandria delivered 189,011 RSF, or 45%, of the total laboratory/office development project aggregating 418,638 RSF. The delivered space is 100% occupied by tenants, including Roche and New York University, with the remaining 229,627 RSF under development with targeted delivery dates through 2015.

Estimated Project Yields:
Initial Stabilized Cash Yield	8.1%	6.6%
Initial Stabilized GAAP Yield	8.0%	6.5%
Average Cash Yield	8.7%	7.1%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

All Current Value-Creation Development and Redevelopment Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	—	388,270	388,270	386,111	99%	—	—%	386,111	99%	1Q13	1Q15	2015
499 Illinois Street/San Francisco Bay Area – Mission Bay	—	222,780	222,780	191,126	86%	22,000	10%	213,126	96%	2Q11	3Q14	2014
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	—	107,250	107,250	107,250	100%	—	—%	107,250	100%	1Q13	4Q14	2014
430 East 29th Street/Greater NYC – Manhattan	189,011	229,627	418,638	236,191	56%	21,761	6%	257,952	62%	4Q12	4Q13	2015
Consolidated development projects in North America	189,011	947,927	1,136,938	920,678	81%	43,761	4%	964,439	85%

Unconsolidated joint venture
360 Longwood Avenue/Greater Boston – Longwood Medical Area (1)	—	413,536	413,536	154,100	37%	8,978	2%	163,078	39%	2Q12	4Q14	2016

Consolidated redevelopment projects in North America
11055/11065/11075 Roselle Street/San Diego – Sorrento Valley	—	55,213	55,213	41,163	75%	—	—%	41,163	75%	4Q13	2Q14	2015

	Investment
			Cost to Complete
			2014		2015 and Thereafter				Initial Stabilized Yield (Unlevered)		Average Cash Yield
Property/Market – Submarket	December 31, 2013		Construction Financing	Internal Funding	Construction Financing	Internal Funding	Total at Completion
	In Service	CIP							Cash	GAAP
Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	$—	$176,974	$137,421	$—	$37,044	$—	$351,439	(2)	8.0%	8.2%	9.1%
499 Illinois Street/San Francisco Bay Area – Mission Bay	$—	$122,580	$—	$80,341	$—	$—	$202,921		6.4%	7.2%	7.3%
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	$—	$20,076	$31,224	$—	$—	$—	$51,300		8.1%	9.3%	9.3%
430 East 29th Street/Greater NYC – Manhattan	$166,471	$192,208	$—	$73,925	$—	$30,641	$463,245		6.6%	6.5%	7.1%
Consolidated development projects in North America	$166,471	$511,838	$168,645	$154,266	$37,044	$30,641	$1,068,905
Unconsolidated joint venture
100% of JV: 360 Longwood Avenue/Greater Boston – Longwood Medical Area (1)	$—	$232,156	$67,135	$2,089	$46,760	$1,860	$350,000		8.3%	8.9%	9.3%
Less: Funding from secured construction loans and JV partner capital	$—	$(185,512)	$(67,135)	$—	$(46,760)	$—	$(299,407)
ARE investment in 360 Longwood Avenue (27.5% interest)	$—	$46,644	$—	$2,089	$—	$1,860	$50,593
Total ARE investment	$166,471	$558,482	$168,645	$156,355	$37,044	$32,501	$1,119,498

Total 2014, 2015 and thereafter				$325,000		$69,545

Consolidated redevelopment projects in North America
11055/11065/11075 Roselle Street/San Diego – Sorrento Valley	$—	$8,856	$—	$8,000	$—	$1,494	$18,350		7.8%	7.9%	8.0%

(1)	Our ownership percentage of the unconsolidated joint venture is 27.5%.

(2)
In the third quarter of 2013, we completed the preliminary design and budget for interior improvements for use by Ariad Pharmaceuticals, Inc. (“Ariad”). Based upon our lease with Ariad, we expected an increase in both estimated net operating income and estimated cost at completion; with no significant change in our estimated yields. We expect to finalize the design and budget for the interior improvements in the future and will provide an update on our estimated cost at completion and targeted yields.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

All Current Value-Creation Development Projects in North America

Property	75/125 Binney Street	499 Illinois Street	269 East Grand Avenue
Submarket/Market	Cambridge/Greater Boston	Mission Bay/San Francisco Bay Area	South San Francisco/San Francisco Bay Area
RSF (in progress)	388,270	222,780	107,250
Project Type	Development	Development	Development
Client Tenants	ARIAD Pharmaceuticals, Inc.	Illumina, Inc./The Regents of the University of California/Medivation, Inc.	Amgen Inc.
Photograph/ Rendering
Property	430 East 29th Street	360 Longwood Avenue
Submarket/Market	Manhattan/Greater New York City	Longwood Medical Area/Greater Boston
RSF (in progress)	229,627	413,536
Project Type	Development	Unconsolidated JV Development
Client Tenants	Roche/New York University/Others	Dana-Farber Cancer Institute, Inc.
Photograph/ Rendering

AMERICA'S
MOST
BELOVED
BALLPARK
100 YEARS
CT3 FENWAY PARK
LONGWOOD CENTER

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Near-Term Value-Creation Development Projects and
Future Value-Creation Development Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

	Land Undergoing Predevelopment Activities (Additional CIP)			Land Held for Development			Embedded Land (1)		Total
Property – Market	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot	Square Feet		Book Value	Square Feet	Cost per Square Foot
Near-term value-creation development projects
Alexandria Center™ at Kendall Square – Greater Boston:
50, 60, and 100 Binney Street	$280,731	1,062,180	$264	$3,941	150,000	$26	—		$284,672	1,212,180	$235
3013/3033 Science Park Road – San Diego	21,140	176,500	120	—	—	—	—		21,140	176,500	120
5200 Illumina Way – San Diego	15,253	392,983	39	—	—	—	—		15,253	392,983	39
10300 Campus Point – San Diego	4,590	140,000	33	—	—	—	—		4,590	140,000	33
9950 Medical Center Drive – Maryland	3,046	61,000	50	—	—	—	—		3,046	61,000	50
124 Terry Avenue North – Seattle	6,454	200,000	32	—	—	—	—		6,454	200,000	32
400/416/430 Dexter Avenue North – Seattle	12,583	253,000	50	—	—	—	—		12,583	253,000	50
1150/1165/1166 Eastlake Avenue – Seattle	14,704	106,000	139	15,248	160,266	95	—		29,952	266,266	112
6 Davis Drive – Research Triangle Park	4,599	250,000	18	—	—	—	—		4,599	250,000	18
Near-term value-creation development projects	363,100	2,641,663	137	19,189	310,266	62	—		382,289	2,951,929	130

Future value-creation development projects
Alexandria Technology Square® – Greater Boston	—	—	—	7,721	100,000	77	—		7,721	100,000	77
Grand Avenue – San Francisco Bay Area	—	—	—	43,267	397,132	109	—		43,267	397,132	109
Rozzi/Eccles – San Francisco Bay Area	—	—	—	73,004	514,307	142	—		73,004	514,307	142
Executive Drive/Other – San Diego	4,125	49,920	83	—	—	—	279,000		4,125	328,920	13
East 29th Street – Greater New York City	—	—	—	—	—	—	420,000	(2)	—	420,000	N/A
Medical Center Drive – Maryland	—	—	—	4,572	260,721	18	—		4,572	260,721	18
Research Boulevard – Maryland	—	—	—	7,055	347,000	20	—		7,055	347,000	20
Firstfield Road – Maryland	—	—	—	4,056	95,000	43	—		4,056	95,000	43
Other	—	—	—	32,263	1,003,005	32	436,000		32,263	1,439,005	22
Future value-creation development projects	4,125	49,920	83	171,938	2,717,165	63	1,135,000		176,063	3,902,085	45
Total value-creation development projects	$367,225	2,691,583	$136	$191,127	3,027,431	$63	1,135,000		$558,352	6,854,014	$81

(1)
Embedded land generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is classified in rental properties, net.

(2)
We hold a right to ground lease a parcel supporting the future ground-up development of approximately 420,000 RSF at the Alexandria Center™ for Life Science pursuant to an option under our ground lease.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Near-Term Value-Creation Development Projects
Greater Boston

Operating/Development Project	Near-Term Value-Creation Project

Property	Alexandria Center™ at Kendall Square
Submarket/Market	Cambridge/Greater Boston
Aerial
Background
Alexandria received final approval from the City of Cambridge to develop the Alexandria Center™ at Kendall Square, a fully-integrated campus featuring four world-class laboratory/office and tech office buildings, high-quality amenities, and green space. Alexandria’s entitlement efforts resulted in an increase of 1.1 million developable square feet over the original entitlements in place at acquisition.

Near-Term Opportunity
Ground-up development of laboratory/office and tech office buildings at 50, 60, and 100 Binney Street aggregating approximately 1.0 million RSF plus residential projects aggregating 238,000 RSF. Subject to market conditions, we expect to commence development of these projects over the next one to three years as we have demand from existing tenants and demand from tenants in the market. Additionally, we anticipate financing these projects with joint venture capital. We believe the estimated investment, excluding land, to develop these buildings, with underground parking, will generally range from $650 per square foot and up.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	30

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	ARE Spectrum
Submarket/Market	Torrey Pines/San Diego
Aerial
Background
ARE Spectrum is Alexandria’s 335,145 RSF, multi-tenant laboratory/office campus located in Torrey Pines.  The existing laboratory/office properties at 3115/3215 Merryfield Road are fully leased to The Scripps Research Institute and Sapphire Energy, Inc.

Near-Term Opportunity
Ground-up development of two laboratory/office buildings 3013/3033 Science Park Road aggregating 176,500 RSF for either single or multi-tenancy.  One of the two buildings may be retained and undergo conversion to laboratory/office through redevelopment. Subject to market conditions, we expect to commence ground-up construction and/or redevelopment of these buildings over the next one to three years as we have demand from existing tenants.  We believe the estimated investment, excluding land, for the ground-up development of a building will generally range from $325 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	5200 Illumina Way
Submarket/Market	University Town Center/San Diego
Aerial
Background
Alexandria owns and operates the headquarters laboratory/office campus of Illumina, Inc., the leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a market capitalization of $14.0 billion as of December 31, 2013.

Near-Term Opportunity
Future ground-up development of two laboratory/office buildings aggregating 392,983 RSF. Subject to market conditions, we expect to commence development of these buildings over the next one to three years as we expect expansion requirements from Illumina, Inc.  We believe the estimated investment, excluding land, to develop these buildings, including aboveground parking, will generally range from $450 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	10300 Campus Point Drive
Submarket/Market	University Town Center/San Diego
Aerial
Background	10300 Campus Point Drive is Alexandria’s flagship 449,759 RSF, multi-tenant laboratory/office campus in University Town Center with additional developable square footage.
Near-Term Opportunity
Ground-up development of two laboratory/office buildings aggregating approximately 140,000 RSF. Subject to market conditions, we expect to commence development of these buildings over the next one to three years as we have demand from existing tenants. We believe the estimated investment, excluding land, to develop these buildings will generally range from $450 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Near-Term Value-Creation Development Projects
Maryland

Operating	Near-Term Value-Creation Project

Property	9950 Medical Center Drive
Submarket/Market	Rockville/Maryland
Aerial
Background
Alexandria’s 9950 Medical Center Drive laboratory/office development is located adjacent to The Shady Grove Life Sciences Center in Rockville, Maryland, home to the federal government, numerous life science companies, and universities including: the National Institutes of Health, Federal Drug Administration, Medimmune, and Johns Hopkins University.

Near-Term Opportunity

Ground-up development of a laboratory/office building of approximately 61,000 RSF.  Subject to completion of entitlement and market conditions, we expect to commence development of this building over the next one to three years as we have demand from existing tenants and demand from tenants in the market. We believe the estimated investment, excluding land, to develop this building will generally range from $350 per square foot and up. We have on-going entitlement efforts for this project to potentially increase the developable square footage by 115,000 RSF for a future additional laboratory/office building.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Near-Term Value-Creation Development Projects
Seattle

Operating	Near-Term Value-Creation Project

Property	124 Terry Avenue North	Eastlake Avenue	400/416/430 Dexter Avenue North
Submarket/Market	Lake Union/Seattle	Lake Union/Seattle	Lake Union/Seattle
Aerial
Background
Alexandria’s Terry Avenue, Eastlake Avenue, and Dexter Avenue assets are located in Lake Union, home to numerous highly renowned medical research institutions, including the Fred Hutchinson Cancer Research Center and the University of Washington, as well as the corporate headquarters for Amazon.com, Inc.

Near-Term Opportunity	124 Terry Avenue North	Eastlake Avenue	400/416/430 Dexter Avenue North
Ground-up mixed-use development of a laboratory/office or tech office building aggregating approximately 200,000 RSF for either single or multi-tenancy, as well as residential space.  Subject to market conditions, we expect to commence construction of this project over the next one to three years as we have a tenant identified for this project.  We believe the estimated investment, excluding land, to develop this building will generally range from $300 per square foot and up.

Ground-up development of two laboratory/office or tech office buildings aggregating 266,266 RSF for single or multi-tenancy.  Subject to market conditions, we expect to commence construction of the 1165 Eastlake Avenue East parcel over the next one to three years as we have a tenant identified for this project.  We believe the estimated investment, excluding land, to develop these buildings will generally range from $360 per square foot and up.

Ground-up development of a laboratory/office or tech office building aggregating approximately 253,000 RSF for either single or multi-tenancy. Subject to market conditions, we expect to commence construction of this project over the next one to three years as we have a tenant identified for this project. We believe the estimated investment, excluding land, to develop this building will generally range from $275 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Near-Term Value-Creation Development Projects
Research Triangle Park

Operating	Near-Term Value-Creation Project

Property	6 Davis Drive
Submarket/Market	Research Triangle Park/Research Triangle Park
Aerial
Background

Alexandria's 6 Davis Drive is very centrally located in the Research Triangle Park among three world class research universities, Duke University, University of North Carolina at Chapel Hill, and North Carolina State University. The Research Triangle Park is home to numerous healthcare, life science, agricultural biotechnology, and biopharmaceutical companies such as BASF Corporation, Bayer CropScience, Biogen Idec, Eisai, Inc., Monsanto Corporation, Novartis Vaccines, and Syngenta Biotechnology, Inc.

Near-Term Opportunity

Ground-up development of laboratory/office buildings at 6 Davis Drive aggregating approximately 250,000 RSF for either single or multi-tenancy. Subject to market conditions, we expect to commence construction of this project in the near-term as we have demand from existing tenants and demand from tenants in the market. We believe the estimated investment, excluding land, to develop a laboratory/office building will generally range from $325 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Real Estate Investments in Asia
(Unaudited)

Summary of investments in real estate

	Number of Properties	Annualized Base Rent (in thousands)		Occupancy Percentage	Book Value (in thousands)	Square Feet	Per SF
Rental properties, net, in China	2	$940	(1)	63.7%	$57,122	471,384	$121
Rental properties, net, in India	5	$4,779		80.3%	45,414	387,186	117
					102,536	858,570	119
Construction in progress:
Current development projects in China					26,166	160,694	163
Current development projects in India					30,000	304,762	98
Current redevelopment projects in India					4,762	44,660	107
					60,928	510,116	119
Land held for development/land undergoing predevelopment activities (additional CIP) – India					77,251	6,419,707	12
Total investments in real estate, net, in Asia					$240,715	7,788,393	$31

(1)	Represents annualized base rent for non-laboratory use.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Asset Sales and Other Sources of Capital
(Dollars in thousands)
(Unaudited)

Description	Amount
Completed
Sale of 1600 Owens Street during 4Q13	$55,200	(1)

Projected
Land subject to purchase and sale agreement	$19,000
Land sales subject to negotiation	6,000
Income-producing assets held for sale (net book value)	7,600
Additional non-income-producing asset sales/strategic joint venture capital (2)	112,400 – 212,400
Total projected asset sales/strategic joint venture capital for 2014	$145,000 – 245,000

Discontinued operations	Three Months Ended December 31, 2013
Total revenues	$—
Operating expenses	126
NOI from discontinued operations	(126)
Depreciation expense	17
Loss from discontinued operations, net	$(143)	(3)

(1)
We completed the sale of our final land parcel in the Mission Bay submarket of the San Francisco Bay Area, along with certain parking spaces, resulting in a gain of $4.1 million. Ownership of the parcel was strategically important to Kaiser Foundation Health Plan, Inc. and we will earn a fee to manage the construction of a 219,000 RSF medical office building.

(2)	Projected joint venture of non-income-producing assets.

(3)	Loss from discontinued operations, net, includes the results of operations for four operating properties that were classified as “held for sale” as of December 31, 2013.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Key Credit Metrics
(Unaudited)

Net Debt to Adjusted EBITDA	Fixed Charge Coverage Ratio

(1) Fourth quarter annualized; see page 12 for trailing 12 months	(1) Fourth quarter annualized; see page 12 for trailing 12 months
Unencumbered NOI as a % of Total NOI	Total Liquidity

$1,649M
$58M
Cash and Cash Equivalents
$295M
Availability Under Construction Loan Commitments
$1,296M
Availability Under $1.5 Billion Unsecured Senior Line of Credit

Debt Maturity Schedule

(1)	Secured note payable related to Alexandria Technology Square® was repaid on January 31, 2014.

(2)
As of December 31, 2013, we had $1.1 billion outstanding under our unsecured senior term loans due in 2016 and 2019. Additionally, as of December 31, 2013, we had $950 million of interest rate swaps in effect. See page 41 for additional information on our interest rate swap agreements.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Summary of Debt
(Dollars in thousands)
(Unaudited)

	Stated Rate		Weighted Average Interest Rate (1)	Maturity Date (2)		Principal Payments for the Period Ending December 31,
Debt						2014		2015	2016	2017	2018	Thereafter	Total
Secured notes payable
Greater Boston	5.26%		5.59%	04/01/14		$208,683	(3)	$—	$—	$—	$—	$—	$208,683
San Diego	6.05		4.88	07/01/14		6,446		—	—	—	—	—	6,446
San Diego	5.39		4.00	11/01/14		7,480		—	—	—	—	—	7,480
Seattle	6.00		6.00	11/18/14		240		—	—	—	—	—	240
Maryland	5.64		4.50	06/01/15		127		5,788	—	—	—	—	5,915
San Francisco Bay Area	L+1.50		1.67	07/01/15	(4)	—		46,013	—	—	—	—	46,013
Greater Boston, San Francisco Bay Area, and San Diego	5.73		5.73	01/01/16		1,713		1,816	75,501	—	—	—	79,030
Greater Boston, San Diego, and Greater New York City	5.82		5.82	04/01/16		931		988	29,389	—	—	—	31,308
San Francisco Bay Area	L+1.40		1.57	06/01/16	(5)	—		—	—	—	—	—	—
San Francisco Bay Area	6.35		6.35	08/01/16		2,487		2,652	126,715	—	—	—	131,854
Maryland	2.16		2.16	01/20/17		—		—	—	76,000	—	—	76,000
Greater Boston	L+1.35		1.52	08/23/17	(6)	—		—	—	—	—	—	—
San Diego, Maryland, and Seattle	7.75		7.75	04/01/20		1,453		1,570	1,696	1,832	1,979	106,491	115,021
San Francisco Bay Area	6.50		6.50	06/01/37		17		18	19	20	22	751	847
Average/Total	5.39%		5.45			229,577		58,845	233,320	77,852	2,001	107,242	708,837

2016 Unsecured Senior Bank Term Loan	L+1.20%		2.37	07/31/16		—		—	500,000	—	—	—	500,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		2.85	01/03/19		—		—	—	—	—	600,000	600,000
$1.5 billion unsecured senior line of credit	L+1.10%	(7)	1.27	01/03/19		—		—	—	—	—	204,000	204,000
Unsecured senior notes payable	4.60%		4.61	04/01/22		—		—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	06/15/23		—		—	—	—	—	500,000	500,000
Average/Subtotal			3.76			229,577		58,845	733,320	77,852	2,001	1,961,242	3,062,837
Unamortized discounts			—			(199)		(139)	(177)	(184)	(192)	(885)	(1,776)
Average/Total			3.76%			$229,378		$58,706	$733,143	$77,668	$1,809	$1,960,357	$3,061,061

Balloon payments						$221,080		$51,741	$730,029	$76,000	$—	$1,958,352	$3,037,202
Principal amortization						8,298		6,965	3,114	1,668	1,809	2,005	23,859
Total consolidated debt						$229,378		$58,706	$733,143	$77,668	$1,809	$1,960,357	$3,061,061

Fixed rate/hedged variable rate debt						$229,138		$12,693	$583,143	$1,668	$1,809	$1,756,357	$2,584,808
Unhedged variable rate debt						240		46,013	150,000	76,000	—	204,000	476,253
Total consolidated debt						$229,378		$58,706	$733,143	$77,668	$1,809	$1,960,357	$3,061,061

(1)
Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.

(3)	Secured note payable related to Alexandria Technology Square® was repaid on January 31, 2014. Our partner has a 10% interest in this project and provided $20.9 million for the repayment.

(4)	Secured construction loan with aggregate commitments of $55.0 million. We have two, one-year options to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(5)
Secured construction loan with aggregate commitments of $36.0 million. We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions. We expect to begin drawing on this loan in 1Q14.

(6)
Secured construction loan with aggregate commitments of $250.4 million. We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions. We expect to begin drawing on this loan in 1Q14.

(7)	In addition to the stated rate, the line of credit is subject to an annual facility fee of 0.20%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Summary of Debt
(Dollars in thousands)
(Unaudited)

Fixed rate/hedged and unhedged variable rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (in years)
Secured notes payable, net	$586,578	$122,253	$708,831	23.2%	5.45%	2.2
4.60% unsecured senior notes payable, net	549,603	—	549,603	17.9	4.61	8.3
3.90% unsecured senior notes payable, net	498,627	—	498,627	16.3	3.94	9.5
$1.5 billion unsecured senior line of credit	—	204,000	204,000	6.7	1.27	5.0
2016 Unsecured Senior Bank Term Loan	350,000	150,000	500,000	16.3	2.37	2.6
2019 Unsecured Senior Bank Term Loan	600,000	—	600,000	19.6	2.85	5.0
Total debt / weighted average	$2,584,808	$476,253	$3,061,061	100.0%	3.76%	5.3
Percentage of total debt	84%	16%	100%

(1)
Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

Joint venture debt summary

The following table presents information related to debt held by our consolidated and unconsolidated joint ventures:

	Our JV Ownership Percentage		December 31, 2013					Average Interest Rate
Loan Collateral		Type	Total Outstanding		Our Share	Third Party Share	Maturity Date (1)
Alexandria Technology Square®	90.0%	Consolidated	$208,683	(2)	$187,815	$20,868	4/1/2014	5.59%
360 Longwood Avenue	27.5%	Unconsolidated	$87,856	(3)	$24,160	$63,696	4/1/2019	5.25%

(1)	Includes any extension options that we control.

(2)	Represents secured note payable that was repaid on January 31, 2014.

(3)	Construction loan with an aggregate commitment of $213.2 million and bears interest at LIBOR+3.75%, with a floor of 5.25%.

Debt covenants

	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	36%	≤ 60%	32%
Secured Debt to Total Assets	≤ 40%	8%	≤ 45%	7%
Consolidated EBITDA to Interest Expense	≥ 1.50x	6.03x	≥ 1.50x	2.67x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	264%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60%	37%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	7.43x

Summary of interest rate swap agreements

Effective Date	Maturity Date	Number of Contracts	Interest Pay Rate (1)	Fair Value as of 12/31/13	Notional Amount in Effect as of
					12/31/13	12/31/14	12/31/15	12/31/16
December 29, 2006	March 31, 2014	1	4.99%	$(596)	$50,000	$—	$—	$—
November 30, 2009	March 31, 2014	2	5.02%	(1,800)	150,000	—	—	—
December 31, 2013	December 31, 2014	2	0.98%	(3,795)	500,000	—	—	—
December 31, 2013	March 31, 2015	2	0.23%	66	250,000	250,000	—	—
December 31, 2014	March 31, 2016	3	0.53%	658	—	500,000	500,000	—
March 31, 2016	March 31, 2017	3	1.40%	2,146	—	—	—	500,000
Total				$(3,321)	$950,000	$750,000	$500,000	$500,000

(1)	In addition to the interest pay rate, borrowings outstanding under our unsecured senior bank term loans include an applicable margin of 1.20% as of December 31, 2013.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Definitions and Other Information
(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA is calculated as EBITDA, excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, deal costs, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, deal costs, and impairments.  By excluding interest expense and gains or losses on early extinguishment of debt, EBITDA and Adjusted EBITDA allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries.  We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that adjusting for the effects of gains or losses on sales of real estate and land parcels, deal costs, and impairments provides useful information by excluding certain items that are not representative of our core operating results.  These items are dependent upon historical costs, and are subject to judgmental inputs and the timing of our decisions.  EBITDA and Adjusted EBITDA have limitations as measures of our performance.  EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended					Year Ended
(dollars in thousands)	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Net income	$44,222	$32,453	$33,337	$30,237	$28,807	$140,249	$105,528
Interest expense	17,783	16,171	15,978	18,020	17,941	67,952	69,184
Depreciation and amortization – continuing operations	48,084	48,866	46,344	45,829	47,280	189,123	185,687
Depreciation and amortization – discontinued operations	17	236	236	1,166	792	1,655	6,318
EBITDA	110,106	97,726	95,895	95,252	94,820	398,979	366,717
Stock compensation expense	4,011	3,729	4,463	3,349	3,748	15,552	14,160
Loss on early extinguishment of debt	—	1,432	560	—	—	1,992	2,225
(Gain) loss on sale of real estate	—	—	(219)	340	—	121	(1,564)
Gain on sale of land parcel	(4,052)	—	(772)	—	—	(4,824)	(1,864)
Impairment of real estate	—	—	—	—	1,601	—	11,400
Impairment of land parcel	—	—	—	—	2,050	—	2,050
Impairment of investments	853	—	—	—	—	853	—
Deal costs	1,446	—	—	—	—	1,446	—
Adjusted EBITDA	$112,364	$102,887	$99,927	$98,941	$102,219	$414,119	$393,124

Adjusted EBITDA margins

We calculate Adjusted EBITDA margins by dividing Adjusted EBITDA by total revenues. Because our total revenues exclude revenues from discontinued operations, for the purposes of calculating the margin ratio, we exclude the Adjusted EBITDA generated by our discontinued operations for each period presented. We believe excluding Adjusted EBITDA for discontinued operations improves the consistency and comparability of the Adjusted EBITDA margins from period to period. The following table reconciles Adjusted EBITDA to Adjusted EBITDA – excluding discontinued operations:

	Three Months Ended					Year Ended
(dollars in thousands)	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Adjusted EBITDA	$112,364	$102,887	$99,927	$98,941	$102,219	$414,119	$393,124
Less: discontinued operations	126	(193)	(266)	(2,343)	(5,982)	(2,676)	(24,970)
Adjusted EBITDA – excluding discontinued operations	$112,490	$102,694	$99,661	$96,598	$96,237	$411,443	$368,154
Total revenues	$168,823	$158,315	$153,930	$150,083	$151,254	$631,151	$574,497
Adjusted EBITDA margins	67%	65%	65%	64%	64%	65%	64%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Definitions and Other Information (continued)
(Unaudited)

Adjusted funds from operations

Adjusted funds from operations (“AFFO”) is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) maintenance building improvements, and non-revenue-enhancing tenant improvements and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) stock compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Average cash yield

See definition of Initial Stabilized Yield (unlevered).

Capitalized interest

A key component of our business model is our value-creation development and redevelopment projects.  These programs are focused on providing high-quality generic laboratory/office space to meet the real estate requirements of and are reusable by various life science industry client tenants.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic laboratory/office facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic laboratory/office space.  We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  The projects will provide high-quality facilities for the life science industry and are expected to generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, development, and redevelopment as a cost of the project.  Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, development, and redevelopment are also capitalized as a cost of the project.  We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.

Construction in progress/current value-creation projects

Current value-creation development/current redevelopment projects

A key component of our business model is our value-creation development and redevelopment projects.  These programs are focused on providing high-quality, generic, and reusable laboratory/office space to meet the real estate requirements of a wide range of client tenants in the life science industry.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable laboratory/office facilities.  We generally will not commence new development projects for above-ground vertical construction of new laboratory/office space without first securing pre-leasing for such space except when there is significant market demand for high-quality laboratory/office facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic laboratory/office space.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Definitions and Other Information (continued)
(Unaudited)

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed charge coverage ratio

The fixed charge coverage ratio is the ratio of Adjusted EBITDA to fixed charges. This ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(dollars in thousands)	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Adjusted EBITDA	$112,364	$102,887	$99,927	$98,941	$102,219

Interest expense	$17,783	$16,171	$15,978	$18,020	$17,941
Add: capitalized interest	14,116	16,788	15,690	14,021	14,897
Less: amortization of loan fees	(2,636)	(2,487)	(2,427)	(2,386)	(2,505)
Less: amortization of debt premium/discounts	(146)	(153)	(115)	(115)	(110)
Cash interest	29,117	30,319	29,126	29,540	30,223
Dividends on preferred stock	6,471	6,472	6,471	6,471	6,471
Fixed charges	$35,588	$36,791	$35,597	$36,011	$36,694
Fixed charge coverage ratio – quarter annualized	3.2x	2.8x	2.8x	2.7x	2.8x
Fixed charge coverage ratio – trailing 12 months	2.9x	2.8x	2.7x	2.7x	2.6x

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of funds from operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”).  The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of land parcels, impairments of investments, and deal costs, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items that is allocable to our unvested restricted stock awards.  Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to those of other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Definitions and Other Information (continued)
(Unaudited)

Future value-creation projects

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space, except when there is significant market demand for high-quality laboratory facilities.

Land undergoing predevelopment activities (additional CIP)

Land undergoing predevelopment activities is classified as construction in progress and is undergoing activities prior to commencement of vertical construction of aboveground building improvements.  We generally will not commence ground-up development of any parcels undergoing predevelopment activities without first securing pre-leasing for such space, except when there is significant market demand for high-quality laboratory facilities.  If vertical aboveground construction is not initiated at completion predevelopment activities, the land parcel will be classified as land held for future development.  Our objective with predevelopment is to reduce the time it takes to deliver projects to prospective client tenants.  The largest project included in land undergoing predevelopment consists of our 1.2 million developable square feet at the Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts.

We are required to capitalize project costs, including interest, property taxes, insurance, and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress.  Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•
Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting, and planning for all aspects of the project.

•
Site and infrastructure construction costs including belowground site work, utility connections, land grading, drainage, egress and regress access points, foundation, and other costs to prepare the site for vertical construction of aboveground building improvements. For example, site and infrastructure costs for the 1.2 million RSF primarily related to 50, 60, and 100 Binney Street of the Alexandria Center™ at Kendall Square are classified as predevelopment prior to commencement of vertical construction.

Gross assets

Gross assets are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property.  Our initial stabilized yield excludes the impact of leverage.  Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis.  Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield - cash basis: reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

•	Initial stabilized yield - GAAP basis: reflects cash rents, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt

Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Definitions and Other Information (continued)
(Unaudited)

NOI

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss (gain) on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets.  NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Real estate impairments have been excluded in deriving NOI because we do not consider impairment losses to be property level operating expenses.  Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses.  Our real estate impairments represent the write down in the value of the assets to the estimated fair value less cost to sell.  These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values.  Our calculation of NOI also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy.  Property operating expenses that are included in determining NOI consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including assets acquired, properties placed into redevelopment and development, and projects delivered into operations from redevelopment and development, the consolidated total rental revenues, tenant recoveries and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entirety of the comparative periods presented separate from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties. The following table reconciles same properties to total properties for the year ended December 31, 2013:

Development – current	Properties	Redevelopment – current	Properties	Summary	Properties
499 Illinois Street	1	11055/11065/11075 Roselle Street	3	Development – current	5
269 East Grand Avenue	1			Development – deliveries	7
430 East 29th Street	1	Redevelopment – deliveries since January 1, 2012		Redevelopment – current	3
75/125 Binney Street	1		Properties	Redevelopment – deliveries	16
360 Longwood Avenue (unconsolidated JV)	1	6275 Nancy Ridge Drive	1

		4757 Nexus Center Drive	1	Development/redevelopment - Asia	7
	5
		11119 North Torrey Pines Road	1
Development – deliveries since January 1, 2012		620 Professional Drive	1	Acquisitions in North America since January 1, 2012
	Properties	20 Walkup Drive	1
259 East Grand Avenue	1	10300 Campus Point Dr	1	6 Davis Drive	1
400/450 East Jamie Court	2	343 Oyster Point Boulevard	1	407 Davis Drive	1
5200 Illumina Way	1	1616 Eastlake Avenue	1	150 Second Street	1
4755 Nexus Center Drive	1	1551 Eastlake Avenue	1	10121/10151 Barnes Canyon Road	2
225 Binney Street	1	9800 Medical Center Drive	3
Canada	1	285 Bear Hill Rd	1	Properties held for sale	4
	7	400 Technology Square	1	Total properties excluded from same properties	47

		3530/3550 John Hopkins Court	2
				Same properties	133
			16

				Total properties as of December 31, 2013	180

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2013

Definitions and Other Information (continued)
(Unaudited)

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock and total debt.

Unencumbered NOI as a percentage of total NOI

Unencumbered NOI as a percentage of total NOI is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented.  Unencumbered NOI for periods prior to the three months ended December 31, 2013, has been reclassified to conform to current period presentation related to discontinued operations.

	Three Months Ended					Year Ended
(dollars in thousands)	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Unencumbered NOI	$82,267	$76,607	$74,966	$71,143	$74,424	$305,028	$286,224
Encumbered NOI	36,664	34,024	32,687	33,754	30,698	137,084	115,517
Total NOI from continuing operations	$118,931	$110,631	$107,653	$104,897	$105,122	$442,112	$401,741
Unencumbered NOI as a percentage of total NOI	69%	69%	70%	68%	71%	69%	71%

Weighted average interest rate for capitalization

The weighted average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted average interest rate for capitalization:

	Three Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Weighted average interest rate for capitalization	4.09%	4.33%	4.13%	3.97%	4.10%

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders represent the weighted average of common shares outstanding during the period, calculated as follows:

	Three Months Ended					Year Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Weighted average shares – basic	70,999,987	70,900,274	66,972,892	63,161,319	63,091,781	68,038,195	62,159,913
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% unsecured senior convertible notes	—	5,470	6,146	6,146	6,146	4,428	6,146
Dilutive effect of stock options	—	—	—	—	—	—	331
Weighted average shares – diluted	70,999,987	70,905,744	66,979,038	63,167,465	63,097,927	68,042,623	62,166,390

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